ASSET PURCHASE AGREEMENT

				  dated as of

			      December 16, 1998,

				 by and among

		     COMPUTER OUTSOURCING SERVICES, INC.,

			   COSI ACQUISITION CORP.,


		   ENTERPRISE TECHNOLOGY GROUP, INCORPORATED

				     and

		      CERTAIN STOCKHOLDERS OF ENTERPRISE
			TECHNOLOGY GROUP, INCORPORATED




























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			       TABLE OF CONTENTS
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								    Page

	ARTICLE I

	    DEFINITIONS .............................................. 1
	    1.1  Defined Terms ....................................... 1
	    1.2  Use of Defined Terms ................................ 9
	    1.3  Accounting Terms .................................... 9
	    1.4  Sections, Exhibits and Schedules ................... 10
	    1.5  Miscellaneous Terms ................................ 10

	ARTICLE II

	    ACQUISITION AND TRANSFER OF ASSETS ...................... 10
	    2.1  Acquisition and Transfer of Assets ................. 10
	    2.2  Excluded Assets .................................... 11
	    2.3  Liabilities transferred ............................ 12
	    2.4  Directors and Officers of the Company .............. 14
	    2.5  Board of Directors of Parent ....................... 14
	    2.6  ETG Action ......................................... 14
	    2.7  Parent Action ...................................... 14
	    2.8  Non-Assignable Assets .............................. 14

	ARTICLE III

	    PURCHASE PRICE .......................................... 15
	    3.1  Purchase Price ..................................... 15
	    3.2  Allocation of Closing Purchase Price ............... 16
	    3.3  Additions to Closing Purchase Price ................ 16
	    3.4  Payment of Post-Closing Adjustments ................ 19
	    3.5  December Statement ................................. 21
	    3.6  Listing of Shares .................................. 21
	    3.7  The Closing ........................................ 21

	ARTICLE IV

	    REPRESENTATIONS AND WARRANTIES OF ETG ................... 24
	    4.1  Organization, Standing, Power and Qualification .... 24
	    4.2  Capitalization ..................................... 24
	    4.3  Subsidiaries ....................................... 25
	    4.4  No Conflict ........................................ 25
	    4.5  Consents; Transferability .......................... 26
	    4.6  Financial Statements ............................... 26
	    4.7  Absence of Certain Developments .................... 27
	    4.8  Taxes .............................................. 27
	    4.9  Insurance .......................................... 28
	    4.10 Material Contracts ................................. 29
	    4.11 Real Property ...................................... 30
	    4.12 Tangible Property .................................. 31
	    4.13 Intangible and Other Property ...................... 32
	    4.14 ERISA Matters; Employee Benefit Plans .............. 33


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	    4.15 Employees .......................................... 35
	    4.16 Accounts Receivable ................................ 36
	    4.17 Intentionally Omitted .............................. 36
	    4.18 Compliance With Laws ............................... 36
	    4.19 Licenses and Permits ............................... 36
	    4.20 Legal Proceedings .................................. 36
	    4.21 Absence of Certain Practices ....................... 37
	    4.22 Interested Persons ................................. 37
	    4.23 No Brokers ......................................... 37
	    4.24 Books and Records .................................. 37
	    4.25 Disclosure ......................................... 37

	ARTICLE V

	    REPRESENTATIONS AND WARRANTIES OF
	    PARENT AND THE COMPANY .................................. 38
	    5.1  Organization, Standing, Power and Qualification .... 38
	    5.2  No Conflict ........................................ 38
	    5.3  Consents ........................................... 38
	    5.4  Financial Ability to Perform ....................... 39
	    5.5  Capitalization ..................................... 39
	    5.6  Financial Statements ............................... 39
	    5.7  Compliance With Laws ............................... 40
	    5.8  Legal Proceedings .................................. 41
	    5.9  SEC Reports ........................................ 41
	    5.10 Subsidiaries ....................................... 41
	    5.11 Disclosure ......................................... 42

	ARTICLE VI

	    COVENANTS AND OTHER AGREEMENTS .......................... 42
	    6.1  Covenants of ETG ................................... 42
	    6.2  Exclusivity ........................................ 43
	    6.3  Access to Information .............................. 43
	    6.4  Consents ........................................... 44
	    6.5  Further Assurances ................................. 44
	    6.6  Notification of Certain Matters .................... 44
	    6.7  Litigation Prior to Effective Time ................. 44
	    6.8  Supplements to Schedules ........................... 44
	    6.9  No Inconsistent Actions ............................ 44
	    6.10 Offer of Employment ................................ 45
	    6.11 Options ............................................ 45
	    6.12 Tax Matters ........................................ 45
	    6.13 COSI Common Stock .................................. 45
	    6.14 Dissolution of ETG ................................. 45
	    6.15 Name of the Company ................................ 45
	    6.16 Investor Agreements ................................ 46
	    6.17 Tax Notices ........................................ 46







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	ARTICLE VII

	    CONDITIONS PRECEDENT TO PARENT AND THE COMPANY'S
	    OBLIGATIONS ............................................. 46
	    7.1  Accuracy of Representations and Warranties of ETG .. 46
	    7.2  Performance by ETG ................................. 46
	    7.3  Consents ........................................... 46
	    7.4  Changes in the Business ............................ 46
	    7.5  Absence of Litigation .............................. 47
	    7.6  Compliance with Laws ............................... 47
	    7.7  Stockholder Approval ............................... 47
	    7.8  Employment Agreements .............................. 47
	    7.9  Non-Competition Agreements ......................... 47
	    7.10 Absence of Fraud ................................... 47
	    7.11 Proceedings and Documents .......................... 47

	ARTICLE VIII

	    CONDITIONS PRECEDENT TO ETG'S OBLIGATIONS ............... 47
	    8.1  Accuracy of the Representations and Warranties
		 of Each of Parent and the Company .................. 48
	    8.2  Performance by Parent and the Company .............. 48
	    8.3  Absence of Litigation .............................. 48
	    8.4  Employment Agreements .............................. 48
	    8.5  Registration Rights Agreement ...................... 48
	    8.6  Absence of Fraud ................................... 48
	    8.7  Proceedings and Documents .......................... 48

	ARTICLE IX

	    SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
	    INDEMNIFICATION ......................................... 48
	    9.1  Survival of Representations, Warranties,
		 Covenants and Agreements ........................... 48
	    9.2  General Indemnity .................................. 49
	    9.3  ERISA and Tax Indemnification ...................... 51
	    9.4  Reimbursement ...................................... 51
	    9.5  Claims ............................................. 51
	    9.6  Notice ............................................. 52
	    9.7  Right of Offset .................................... 52

	ARTICLE X

	    TERMINATION ............................................. 53
	    10.1 Right to Terminate ................................. 53
	    10.2 Obligations to Cease ............................... 53









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	ARTICLE XI

	    MISCELLANEOUS ............................................ 53
	    11.1  Legal and Accounting Expenses ...................... 53
	    11.2  Publicity .......................................... 54
	    11.3  Headings ........................................... 54
	    11.4  Notices ............................................ 54
	    11.5  Assignment and Successors .......................... 55
	    11.6  Binding Effect ..................................... 55
	    11.7  Governing Law; Forum; Process ...................... 55
	    11.8  Entire Agreement ................................... 55
	    11.9  Counterparts ....................................... 56
	    11.10 Severability ....................................... 56
	    11.11 No Prejudice ....................................... 56
	    11.12 Parties in Interest ................................ 56
	    11.13 Amendment and Modification ......................... 56
	    11.14 Waiver ............................................. 56






































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			   ASSET PURCHASE AGREEMENT
			   ------------------------


		This ASSET PURCHASE AGREEMENT is made and entered into as of December 16, 1998, by and among Computer Outsourcing Services,
	Inc., a New York corporation ("Parent" or "COSI"), COSI
	Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent (the "Company"), Enterprise Technology
	Group, Incorporated, a New Jersey corporation ("ETG") and certain stockholders of ETG set forth on Annex A annexed hereto.

		WHEREAS, ETG, among other things, is engaged in the business of information services consulting;

		WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the Company desires to purchase from ETG and ETG desires to sell to the Company, certain assets of ETG, as more particularly described herein, in consideration for the payments from the Company as set forth herein (the "Asset Purchase"); and

		WHEREAS, the respective Boards of Directors of each of ETG, Parent and the Company and all of the stockholders of ETG have duly approved the Asset Purchase.

		NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, do hereby agree as follows:


				   ARTICLE I
				   ---------

				  DEFINITIONS

		1.1 DEFINED TERMS. As used herein, the following terms, whether capitalized or not, shall have the meanings set forth respectively after each such term:

		     Affiliate: Any director, officer, or greater than ten percent (10%) stockholder of a Person or any of its Subsidiaries and any member of the immediate family of any such director or officer and any other Person which directly or indirectly controls, is controlled by, or is under common control with such Person or any of its Subsidiaries.

		     Agreed December Expenses: The aggregate amount of ordinary expenses incurred by ETG and the Company in December which both parties agree should be included in the calculation of expenses for such month.




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		     Agreed December Revenue:  The aggregate revenue of ETG
	and the Company in December which both parties agree should be included in the calculation of revenue for such month.

		     Agreement: This Asset Purchase Agreement, including the Exhibits and Schedules annexed hereto.

		     Allocation:  As defined in Section 3.2.

		     Assets:  As defined in Section 2.1.

		     Asset Purchase: As defined in the prologue to the Agreement.

		     Assumed Liabilities: As defined in Section 2.3(a).

		     Balance Sheets:  As defined in Section 4.6.

		     Benefit Plans:  As defined in Section 4.14.

		     Books and Records:  As defined in Section 2.1(c).

		     Business: The business of information services consulting as conducted by ETG.

		     Business Day: Any day of the year on which banks are not required or authorized to be closed in the State of New York.

		     Cash Purchase Price:  As defined in Section 3.1.

		     Closing:  As defined in Section 3.8.

		     Closing Date:  December 18, 1998.

		     Closing Price: With respect to the COSI Common Stock, the reported closing price on a Trading Day on the Nasdaq
	National Market. In the event that no reported closing price is quoted on a Trading Day, the average of the reported closing bid and asked prices on the Nasdaq National Market on such Trading
	Day.

		     Closing Purchase Price:  As defined in Section 3.1.

		     Code: Internal Revenue Code of 1986, as amended.

		     Company:  As defined in the prologue to the Agreement.

		     Consents: All Governmental Authority and third party consents, permits, approvals, orders, authorizations, qualifications, waivers and exemptions necessary for the consummation of the transactions contemplated by this Agreement, or that thereafter may be necessary for the Company or its respective Subsidiaries to continue to have an interest,



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	materially equivalent to the interest of ETG immediately prior to
	the Effective Date, in any Contract, License and Permit or other license, permit, approval, order, authorization, qualification or waiver.

		     Consideration: The Closing Purchase Price plus additions to consideration, if any, pursuant to the terms of this Agreement.

		     Contract: Any material contract, agreement, mortgage, deed of trust, bond, indenture, lease, license, note, franchise, certificate, option, warrant, right, instrument or other similar document and or agreement, whether written or oral.

		     COSI Common Stock: Common Stock, par value $.01 per share, of Parent.

		     Cumulative Catch Up:  As defined in Section 3.2(c)(iii).

		     Cumulative First Year PTI Shortfall:  As defined in
	Section 3.2(c)(iii).

		     Dollars or "$":  The legal currency of the United
	States of America.

		     EBIT: Earnings before interest and taxes of the Company, calculated in accordance with GAAP, as shown on the consolidating financial statements of the Parent, and consistent with past practice, excluding any extraordinary transactions and any corporate allocations of the Parent.

		     Employee Benefit Plan:  The meaning given such term in
	Section 3(3) of ERISA.

		     Environmental Claim: With respect to any Person, any written or oral notice, claim, demand or other communication by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, Governmental Authority response costs, damages to natural resources or other property, personal injuries, fines or penalties arising out of, based on or resulting from (a) the presence, or release into the environment, of any hazardous material at any location, whether or not owned by such Person, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include any claim by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of hazardous materials or arising from alleged injury or threat of injury to health, safety or the environment.




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		     Environmental Laws:  Any laws relating to the
	regulation or protection of human environmental health, environmental safety or the environment or natural resources or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances.

		     ERISA: The Employee Retirement Income Security Act of 1974, as amended and the rules and regulations promulgated thereunder.

		     ERISA Affiliate: Any trade or business, whether or not incorporated, which together with ETG would be deemed, at any time through the Closing, a single employer within the meaning of
	Section 4001 of ERISA or Section 414(b), (c), (m) or (o) of the
	Code.

		     ETG:  As defined in the prologue to the Agreement.

		     ETG Advisory Board Members: Those Persons selected by the President of the Company from time to time, subject to the prior written approval by the Board of Directors of the Company, who refer potential business and clients to the Company in return for consideration, a current list of which Persons are set forth on 'Schedule 1.1' annexed hereto.

		     ETG Channel Partners: Those Persons selected by the President of the Company who meet twice annually to advise the Company from time to time, subject to the prior written approval by the Board of Directors of the Company, on marketing, customer relations and other matters, a current list which Persons are set forth on 'Schedule 1.1' annexed hereto.

		     ETG Common Stock: Common Stock, par value $0.01 per share, of ETG.

		     ETG December Fraction: As defined in Section 3.5.

		     ETG Employees: Warren Ousley and the employees of the Company after the Effective Time.

		     ETG Expenses:  As defined in Section 3.5.

		     Excess First Year PTI:  As defined in Section
	3.3(b)(iv).

		     Excess Second Year PTI: As defined in Section
	3.3(c)(iv).

		     Exchange Act:  As defined in Section 5.6(a).

		     Excluded Assets: As defined in Section 2.2.

		     Excluded Liabilities: As defined in Section 2.3(b).

		     Financial Statements:  As defined in Section 4.6.

		     First Post-Closing Adjustments:  As defined in Section
	3.3(a).

		     First Year Catch Up:  As defined in Section
	3.3(b)(iii).

		     First Year PTI:  As defined in Section 3.3(a)(i).

		     First Year PTI Shortfall:  As defined in Section
	3.3(b)(iii).

		     GAAP: Generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, applied on a consistent basis, as in effect on the date hereof.

		     Governmental Authority: Any United States or foreign governmental authority, including all agencies, bureaus, commissions, authorities or bodies of the federal government or any state, county, municipal or local government, including any court, judge, justice or magistrate.

		     Independent Accounting Firm:  As defined in Section
	3.4(d).

		     Indemnified Parties:  As defined in Section 9.3.

		     Insurance:  As defined in Section 4.9.

		     Intangible and Other Property: All Contracts, certificates of deposit, bank accounts, securities, partnership or other ownership interests, rights to receive money or property by assignment, future interests, claims and rights against third parties, accounts receivable, notes receivable, prepaid expenses, acquisition costs, patents, trademarks, trademark rights, trade names, product designations, service marks, copyrights (and applications for any of the foregoing), software and other related material and other intangible property of any nature owned, leased, licensed, used or held for use, directly or indirectly, by, on behalf of or for the account of a Person.

		     Judgment: Any judgment, writ, order, injunction, determination, award or decree of or by any court, judge, justice or magistrate, including any bankruptcy court or judge, and any order of or by a Governmental Authority.

		     Law: Any statute, ordinance, code, rule, regulation or order enacted, adopted, promulgated, applied or followed by any Governmental Authority.

		     Licenses and Permits: All licenses, permits, certificates, approvals, franchises, registrations, accreditations or authorizations (i) required by Law or (ii) issued to a Person or any of its Subsidiaries by a Governmental Authority and used in their respective businesses, as currently conducted or as proposed to be conducted which will have an impact on the transactions contemplated hereby or on the operations of ETG as currently conducted.

		     Lien: Any security agreement, financing statement (whether or not filed), security or other interest, conditional sale or other title retention agreement, lease, consignment or bailment given for security purposes, lien, charge, restrictive agreement, mortgage, deed of trust, indenture, pledge, option, encumbrance, limitation, restriction, adverse interest, constructive or other trust, claim, charge, attachment, exception to or defect in title or other ownership interest (including reservations, rights of entry, possibilities or reverter, encroachments, easements, rights of way, restrictive covenants and licenses) of any kind, whether direct, indirect, accrued or contingent except, as the case may be, statutory liens or other liens which by operation of law or the passage of time may attach without notice and prior to any payments being due and owing.

		     Litton Lawsuit: The current arbitration proceeding between Litton Computer Services Inc. and ETG.

		     Material Adverse Effect: Any event, circumstance or condition that, individually or when aggregated with all other similar events, circumstances or conditions could reasonably be expected to have, or has had, a material adverse effect on: (i) the business, property, operations, condition (financial or otherwise), results of operations or prospects of a Person or its Subsidiaries, (ii) the Assets of a Person or its Subsidiaries;
	(iii) the ability of a Person to consummate the transactions contemplated hereunder; or (iv) the ability of the Company or Parent to perform and conduct the Business of ETG after the consummation of the transactions contemplated by this Agreement in a manner substantially similar to the manner conducted prior to the consummation of such transactions.

		     Multiemployer Plan: A Multiemployer plan, as defined in Sections 3(37) and 4001(a)(3) of ERISA.

		     NJBCA:  New Jersey Business Corporations Act.

		     Non-Assignable Assets: As defined in Section 2.8.

		     Options:  As defined in Section 6.11.



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		     Parent:  As defined in the prologue of the Agreement..

		     Parent SEC Reports: As defined in Section 5.9.

		     Person: Any individual, trustee, corporation, general or limited partnership, limited liability company, joint venture, joint stock company, bank, firm, Governmental Agency, trust, association, organization or unincorporated entity of any kind or nature whatsoever.

		     Plan Liability:  As defined in Section 9.1.

		     Principal Stockholders: Warren Ousley and M. Peter
	Miller.

		     Prohibited Transaction: A transaction that is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA, respectively.

		     PTI: EBIT, provided that costs related to the Asset Purchase shall not be included in the calculation of PTI either as an expense, depreciation or amortization. Parent shall maintain a separate income statement and balance sheet for the business acquired from ETG as a result of the Asset Purchase for the purpose of determining the post-closing additions to the Closing Purchase Price. In calculating PTI all amounts in (c) and (d) of the definition of Revenue shall be included in PTI (without double counting). When calculating PTI, one percent (1%) of sales of the Company shall be allocated to the Company representing that portion of the overhead of Parent and all of its Subsidiaries allocable to the Company (Overhead shall include costs of the Parent and all of its Subsidiaries not directly attributable to the Company such as general corporate legal fees, fees related to operating as a public company, including accounting fees, SEC filing fees and investor relations fees, and fees associated with corporate officers and employees, among others. A portion of shared expenses which are directly chargeable to the Company (rent with respect to space actually used by the Company, data processing actually used by the Company and communications charges actually used by the Company and other expenses the parties mutually agree upon) shall not be included in overhead but shall be included in the calculation of EBIT).

		     Real Property: All realty, fixtures, easements, rights-of-way and other interests (excluding Tangible Property) in real property, buildings, improvements and construction-in-progress owned directly or indirectly, by or on behalf of a Person.

		     Real Property Leases:  As defined in Section 4.11.

		     Retirement Plan:  The ETG 401(k) Plan.




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		     Revenue: Revenue shall include:  (a) all sales relating
	to the Business, including sales from customers of ETG prior to the Closing Date ("Existing Customers") and new customers of the Company acquired on or after the Closing Date ("New Customers");
	(b) 10% of (i) new sales (i.e., sales to new customers of Parent and incremental sales to existing customers of Parent) relating to the sales efforts of ETG Employees regardless of the division of Parent or any of its Subsidiaries, other than the Company, in which the sales are made and (ii) sales resulting from leads generated by ETG Channel Partners and ETG Advisory Board Members, regardless of the division of Parent or any of its Subsidiaries, other than the Company, in which the sales are made; (c) 50% of the amount by which ETG Employees increase the profitability of any Parent outsourcing contracts by ideas, technologies, methodologies or approaches suggested by ETG Employees and as such amount is mutually agreed upon, which amount shall be added to Revenue 25% in the first year and 25% in the second year after implementation, such amount to be decreased pro rata to the extent such savings have not begun over the first year after the closing date (for example, if ETG Employees increase the profitability of a Parent outsourcing contract by $100 per year, commencing June 1, 1999, Revenue will be increased by $12.50 for the first year, $25.00 for the second year and $12.50 for the third year and if ETG Employees increase the profitability of a Parent outsourcing contract by $100 per year, commencing June 1, 2001, Revenue will be increased by $12.50 for the third year only (assuming a closing of December 1, 1998)); and (d) in the event Parent utilizes any of the ETG Employees in divisions of Parent or any of its Subsidiaries other than the Company, for reasons other than sales activities described in (b) above or profitability enhancement services described in (c) above (except to the extent authorized by Parent in advance of providing services). Parent shall, for internal accounting purposes and for purposes of calculating Revenue, allocate an amount to be agreed upon on a case by case basis by Mr. Ousley and Parent, applicable to such employees, multiplied by the amount of time Parent or any of its Subsidiaries utilized such ETG Employees. All of the foregoing calculations shall be computed without double counting; provided, however, that the President of the Company shall have the right to designate the subsection to be utilized in the calculation of Revenue where only one of subsections (a) through
	(d) must be chosen to avoid double counting. Revenue shall not include any sales resulting from the accounts receivable on the balance sheet of ETG at the Closing Date.

		     Schedule Amendment:  As defined in Section 7.1.

		     Second Post-Closing Adjustment.  As defined in Section
	3.3(b).

		     Second Year PTI:  As defined in Section 3.3(b)(i).

		     Securities Exchange Commission:  As defined in Section
	5.6(a).


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


		     Stock Purchase Price.  As defined in Section 3.1.

		     Stockholders:  All of the Stockholders of ETG.

		     Subsidiary: With respect to any Person, any corporation, association or other business entity of which more than 50% of the issued and outstanding stock or equivalent thereof having ordinary voting power is owned or controlled by such Person, by one or more Subsidiaries or by such Person and one or more Subsidiaries.

		     Survival Period:  As defined in Section 9.1.

		     Tangible Property: All furnishings, machinery, equipment, computer systems, supplies, inventories, vehicles, books and records and other tangible personal property and facilities of any nature owned, leased, used or held for use, directly or indirectly, by or on behalf of a Person.

		     Tangible Property Lease:  As defined in Section 4.12..

		     Tax Liability:  As defined in Section 9.1.

		     Tax Returns:  As defined in Section 4.8.

		     Taxes:  As defined in Section 4.8.

		     10-KSB:  As defined in Section 5.6(a).

		     10-QSB:  As defined in Section 5.6(a).

		     Third Post-Closing Adjustment:  As defined in Section
	3.3(c).

		     Third Year PTI.  As defined in Section 3.3(c)(i).

		     Trading Day: A day on which the Nasdaq National Market is open for the transaction of business.

		     Welfare Plan: Any employee welfare benefit plan, as defined in Section 3(1) of ERISA.

		1.2 USE OF DEFINED TERMS. Any defined term used in the plural shall refer to all members of the relevant class, and any defined term used in the singular shall refer to any one or more of the members of the relevant class. The use of any gender shall be applicable to all genders.

		1.3 ACCOUNTING TERMS. All accounting terms not otherwise defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, GAAP, except as expressly permitted by this Agreement or as provided in schedules hereto.

		1.4 SECTIONS, EXHIBITS AND SCHEDULES. References in this Agreement to Sections, Exhibits and Schedules are to Sections, Exhibits and Schedules of and to this Agreement. The Exhibits and Schedules to this Agreement are hereby incorporated hereby by this reference as if fully set forth hereby.

		1.5 MISCELLANEOUS TERMS. The term "or" shall not be exclusive. The terms "herein," "hereof," "hereto," "hereunder" and other terms similar to such terms shall refer to this Agreement as a whole and not merely to the specific article, section, paragraph or clause where such terms may appear. The term "including" shall mean "including, but not limited to."


				  ARTICLE II
				  ----------

		      ACQUISITION AND TRANSFER OF ASSETS

		2.1 ACQUISITION AND TRANSFER OF ASSETS. Upon the terms and subject to the conditions hereinafter set forth, ETG shall sell, assign, transfer, convey and deliver to the Company, and the Company shall purchase, acquire and accept from ETG, free and clear of all liens, claims, charges and encumbrances (subject to only those liens for liabilities which the Company specifically agrees in writing to assume or as otherwise set forth in Section 2.3(a)), all of ETG's right, title and interest in and to all of the assets, properties, rights, Contracts and claims used or held for use in or related to the Business (except as otherwise set forth in Section 2.2 hereof), of every kind, character and description, wherever located, whether tangible or intangible, whether real, personal or mixed, whether accrued, contingent or otherwise as the same shall exist as of the Closing (such rights, title and interest in and to all such assets, properties, rights, Contracts and claims, being collectively referred to herein as, the "Assets"). Except as disclosed in Section 2.2 hereof, the Assets shall include all of the ETG's rights, title and interest in and to the assets, properties, rights, Contracts and claims described in the following paragraphs (a) through (i) used or held for use in or related to the Business as of the Closing:

		     (a) Licenses and Permits. All right, title and interest of ETG in and to the Licenses and Permits (to the extent permitted by applicable law to be transferred) related to the Business which are specified on Schedule 2.1(a) annexed hereto (collectively, "Licenses and Permits");

		     (b) Intangible and Other Property. All Intangible and Other Property, wherever located, of ETG related to the Business and all registrations and applications for registration of any of the foregoing which are specified on
		Schedule 2.1(b) annexed hereto;

		     (c) Books and Records. All books, accounting, financial and other related records and documents, correspondence, manuals, production records, employment records, standard operating procedures, customer lists, supplier lists and any other confidential or proprietary information pertaining to the Business and Assets purchased hereunder (collectively, the "Books and Records"). ETG shall be entitled to retain copies of its Books and Records for tax purposes;

		     (d) Real Property. All of the ETG's right, title or interest in the leased Real Property set forth on Schedule 2.1(d) annexed hereto;

		     (e) Tangible Property. All Tangible Property, wherever located, of ETG related to the Business, set forth in Schedule 2.1(e) annexed hereto;

		     (f) Contracts. All rights and interests of ETG in, to and under the Contracts related to the Business as listed on
		Schedule 2.1(f) annexed hereto together with receivables relating to such Contracts which receivables are not listed on Schedule 4.16;

		     (g) Claims. Claims, prepayments, refunds (other than income tax refunds), causes of action, cases in action and rights of offset or recoupment related to the Assets;

		     (h) Goodwill. All goodwill relating to any of the Assets; and

		     (i) Revenue. The portion of the Agreed December Revenue attributable to the Company as calculated in accordance with Section 3.5.

		2.2 EXCLUDED ASSETS. Notwithstanding anything to the contrary contained in this Agreement, ETG and the Company expressly understand and agree that ETG is not hereunder selling, assigning, transferring, conveying or delivering to the Company the following assets, properties, rights, contracts and claims (collectively, the "Excluded Assets"):

		     (a) all cash and cash equivalents, whether on hand, in banks or elsewhere, of ETG;

		     (b)  tax refunds, if any, due to ETG;

		     (c) all accounts receivable, notes receivable and other receivables (whether short-term or long-term) from third parties and all deposits with third parties, if any, together with any unpaid interest accrued thereon and other amounts due with respect thereto from the respective obligors and any security or collateral therefor, including recoverable deposits except for any such item relating to the Contracts listed on Schedule 2.1(f) which items have not been disclosed on Schedule 4.16;

		     (d) copies of the ETG's tax records consisting of the ETG's tax returns, general ledgers and supporting documents;

		     (e)  the Benefit Plans;

		     (f) the Contracts listed on Schedule 2.2(f) annexed hereto; and

		     (g)  all rights and recoveries under the Litton
		Lawsuit;

		     (h) all insurance claims relating to the insurance policies of ETG;

		     (i) any and all claims relating to items that accrue prior to the Closing or to the Excluded Assets;

		     (j) the portion of the Agreed December Revenue attributable to ETG as calculated in accordance with Section 3.5; and

		     (k)  the VSE Investment set forth in the Financial
		Statements.

		2.3  LIABILITIES TRANSFERRED.

		     (a) Notwithstanding anything to the contrary in this Agreement, the Company shall not assume any liabilities of ETG whether accrued, absolute, or contingent, recorded or unrecorded or otherwise, other than the following
		("Assumed Liabilities"):

			  (i) the Company will assume the performance of all obligations that accrue after the Closing Date with respect to the Contracts specified in
		     Schedule 2.1(f) annexed hereto;

			  (ii) the Company will assume all obligations that accrue with respect to the Assets after the Closing Date;

			  (iii) the portion of the Agreed December Expenses
		     attributable to the Company as calculated in accordance with Section 3.5; and

			  (iv) any accrued vacation with respect to the ETG Employees in excess of $30,000.

		     (b) ETG shall be responsible for all obligations and liabilities of ETG, other than the Assumed Liabilities, including but not limited to the following (the "Excluded Liabilities"):

			  (1)  liabilities or obligations of ETG for
		     indebtedness to any of its stockholders or other equity owners or to any Person affiliated or associated therewith;

			  (2) except as otherwise specifically provided herein, liabilities or obligations of ETG with respect to this Agreement or any of the transactions contemplated hereunder including, without limitation, legal and accounting fees;

			  (3) liabilities or obligations which may arise by reason of or with respect to the dissolution of ETG;


			  (4) liabilities or obligations for any severance or post-termination benefits or other payments or awards (including, without limitation, disability payments and workers compensation awards) owed to or incurred on behalf of any employee of ETG terminated prior to or at the Closing, including, without limitation, any obligations under COBRA;

			  (5)  subject to Sections 9.1 and 9.2 hereof,
		     liabilities or obligations incurred by ETG regardless of when such obligation or liability is discovered which violate or breach any representation, warranty, covenant or agreement of ETG included herein or made in connection herewith;

			  (6) all accounts payable, accrued expenses, and Taxes of ETG and its Stockholders, and pertaining to, the Business, including but not limited to, the foregoing and the payment of employee salaries, benefits, vacation, sick pay, and severance and termination payments that accrue on or prior to the Closing, provided that liability with respect to accrued vacation in an amount up to $30,000 in the aggregate;

			  (7) subject to Sections 9.1 and 9.2 hereof, all liabilities or obligations incurred prior to the Closing Date regardless of when such obligation or liability is discovered that are not Assumed Liabilities (including, without limitation, all amounts payable in respect of the termination of any Benefit Plans or insurance policy covering the Assets as of the Closing); and

			  (8) the portion of the Agreed December Expenses attributable to ETG as calculated in accordance with
		     Section 3.5.

		2.4 DIRECTORS AND OFFICERS OF THE COMPANY. As of the Closing Date, the board of directors of the Company shall consist of one (1) member who shall be designated by Parent in writing prior to the Closing Date. The director so designated shall hold office in accordance with the Certificate of Incorporation and Bylaws of the Company until his or her respective successors are duly elected or appointed and qualified. The board of directors of the Company shall elect the officers of the Company subject to the terms and conditions of that certain employment agreement to be entered into between Warren Ousley and the Company as of the Closing
	Date.

		2.5 BOARD OF DIRECTORS OF PARENT. As of the Closing Date and subject to the approval of the Board of Directors of Parent, the board of directors of Parent shall expand such board by one member and appoint Warren Ousley to fill such vacancy. Parent shall nominate Warren Ousley as a member of the Board of Directors of Parent to be elected at the Annual Meeting of Stockholders of Parent held during each of the three (3) years following the Closing so long as Mr. Ousley is an employee of the Company, Parent or any of its Subsidiaries. Mr. Zach Lonstein and Mr. Robert Wallach agree to vote their respective shares of COSI Common Stock in favor of Mr. Ousley at the Annual Meeting of stockholders of Parent held during each of such three (3) years so long as Mr. Ousley is an employee of the Company, Parent or any of its Subsidiaries.

		2.6 ETG ACTION. ETG represents and warrants that (i) the Board of Directors of ETG has duly approved the execution of this Agreement, including the Asset Purchase, and has resolved to recommend approval of the Asset Purchase by the Stockholders,
	(ii) according to ETG's stock record book, the Stockholders own, of record, an aggregate of seven hundred eighty (780) issued and outstanding shares of ETG Common Stock, which represents all of the issued and outstanding shares of ETG Common Stock. The Stockholders have voted all shares of ETG Common Stock held, beneficially or of record, by them in favor of the approval and adoption of this Agreement, the Asset Purchase and the transactions contemplated hereby.

		2.7 PARENT ACTION. Each of Parent and the Company represents and warrants that its respective Board of Directors has duly approved the execution of this Agreement, the Asset Purchase and the transactions contemplated hereby.

		2.8 NON-ASSIGNABLE ASSETS. Anything contained in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement or an attempted agreement to transfer, sublease or assign the Contracts set forth on Schedule 2.8 annexed hereto to the extent such Contracts, or any claim or right of any benefit arising thereunder or resulting therefrom if any such attempted transfer, sublease or assignment thereof, without the consent of any other party thereto, would constitute a breach thereof or in any way affect the rights of the Company thereunder

	(the "Non-Assignable Assets"). ETG shall, if requested by the Company after the Closing Date, use its reasonable efforts to obtain any such consent. If any such consent is not obtained, or if any attempted assignment thereof would be ineffective or would affect the rights of ETG thereunder such that the Company would not in fact receive all such rights, on and after the Closing Date, each such Non-Assignable Asset shall be held by ETG in trust for the Company, and ETG shall perform such agreement for the account of the Company or otherwise cooperate with the Company in any arrangement necessary or desirable to provide for the Company the benefits under any such agreement, including, without limitation, enforcement for the benefit of the Company of any and all rights of ETG against the other party thereto arising out of the breach, termination or cancellation of such agreement by such other party or otherwise. ETG will take or cause to be taken such action in ETG's name or otherwise as the Company may reasonably request, at the Company's expense, so as to provide the Company with the benefits of the Non-Assignable Assets and to effect collection of money or other consideration to become due and payable under the Non-Assignable Assets and ETG shall promptly pay over to the Company all money or other consideration received by it or its Affiliates in respect of Non-Assignable Assets. As and from the Closing, ETG authorizes the Company, to the extent permitted by applicable law and the terms of the Non-Assignable Assets, at the Company's expense, to perform all of the obligations and receive all of the benefits under the Non-Assignable Assets and appoint the Company its attorney-in-fact to act in its name and on its behalf with respect thereto. Notwithstanding the foregoing, this Agreement shall not constitute an agreement by ETG to assign or delegate, or by the Company to assume and agree to pay, perform or otherwise discharge, any Non-Assignable Asset if an attempted assignment, delegation or assumption thereof without the consent of a third Person would constitute a breach thereof unless and until such consent is obtained. The foregoing shall not limit, waive or otherwise affect the Company's right to not close the transactions contemplated by this Agreement to the extent the receipt of any consent to the transfer, sublease or assignment of any contract, license, lease, commitment, sales order, purchaser order or other agreement is a condition to the obligation of the Company to close hereunder.


				  ARTICLE III
				  -----------

				PURCHASE PRICE

		3.1 PURCHASE PRICE. The aggregate purchase price for the Assets shall be equal to the sum of seven million ($7,000,000) dollars, of which $4,000,000 shall be payable in cash at the Closing (the "Cash Purchase Price"), and the remainder of which shall be payable in 300,000 shares of COSI Common Stock (the "Stock Purchase Price"). The Cash Purchase Price and the Stock Purchase Price shall be referred to herein collectively as the "Closing Purchase Price."

		3.2 ALLOCATION OF CLOSING PURCHASE PRICE. The Closing Purchase Price shall be allocated among the Assets being sold hereunder in the manner required by Treasury Regulations 1.1060-IT as reasonably determined by the Company. The Company will submit to ETG a proposed allocation (the "Allocation") within ninety (90) days from the Closing Date. The Company and ETG agree that: except as otherwise required by law (i) the Allocation shall be binding on the Company and ETG for all federal, state and local Tax (as defined herein) purposes, (ii) the Company and ETG shall each execute a writing memorializing the Allocation, and (iii) the Company and ETG shall file with their respective federal income
	Tax Returns consistent IRS Forms 8594-Asset Acquisition
	Statements under Section 1060, including any required amendment thereto which shall reflect the allocations set forth in the Allocation. The parties acknowledge that the allocation of the Closing Purchase Price provided for in the Allocation will be based upon the book value of each component of the Assets, up to $50,000 will be allocated to the non-competition agreements executed pursuant to Section 7.9 hereof and any remainder shall be allocated to goodwill.

		3.3  ADDITIONS TO CLOSING PURCHASE PRICE.

		     (a) First Anniversary Post-Closing Adjustment. The Closing Purchase Price shall increase by an amount which shall not be more than the sum of $1,712,000 payable in cash and 100,000 shares of COSI Common Stock calculated as follows (the "First Post-Closing Adjustment"):

			  (i) If PTI during the period from January 1, 1999 through December 31, 1999 (the "First Year PTI") is equal to or greater than $5,000,000, the First Post-Closing Adjustment shall be equal to the sum of $1,500,000 in cash and 100,000 shares of COSI Common Stock;

			  (ii) If First Year PTI is greater than $3,200,000 but less than $5,000,000, the First Post-Closing Adjustment shall be equal to the sum of (x) cash in an amount equal to the product of (A) $1,500,000 and (B) the result of a fraction, the numerator of which is the difference between First Year PTI and $3,200,000 and the denominator of which is $1,800,000 and (y) the number of shares of COSI Common Stock equal to the product of (A) 100,000 and (B) the result of the fraction in Section 3.3(a)(ii)(x)(B) hereof;

			  (iii) If First Year PTI (without any adjustments
		     pursuant to this Section 3.3) is greater than $3,200,000, the cash portion of the First Post-Closing Adjustment shall be increased by $212,000 (which includes interest at the rate of 6% per annum).

		     (b) Second Anniversary Post-Closing Adjustment. The Closing Purchase Price shall increase by an amount which shall not be more than the sum of $1,724,000 in cash and 85,714 shares of COSI Common Stock calculated as follows (the "Second Post-Closing Adjustment"), provided, however, that ETG shall be entitled to the First Year Catch Up, if any, as described in Section 3.3(b)(iii) hereof:

			  (i) If PTI during the period from January 1, 2000 through December 31, 2000 (as adjusted in accordance with Sections 3.3(b)(iii) or (iv) hereof) (the "Second Year PTI") is equal to or greater than $6,000,000, the Second Post-Closing Adjustment shall be equal to the sum of $1,500,000 in cash and 85,714 shares of COSI Common Stock;

			  (ii) If Second Year PTI is greater than $5,000,000 but less than $6,000,000, the Second Post-Closing Adjustment shall be equal to the sum of (x) cash in an amount equal to the product of (A) $1,500,000 and (B) the result of a fraction, the numerator of which is the difference between Second Year PTI and $5,000,000 and the denominator of which is $1,000,000 and (y) the number of shares of COSI Common Stock equal to the product of 85,714 and the result of the fraction in Section 3.3(b)(ii)(x)(B) hereof;

			  (iii) For purposes of calculating the Second Post
		     Closing Adjustment, to the extent that First Year PTI is less than $5,000,000 and Second Year PTI exceeds $3,200,000, Second Year PTI shall be reduced (to the extent that such reduction shall not result in Second Year PTI falling below $3,200,000) by the difference between $5,000,000 and First Year PTI (the "First Year PTI Shortfall"), and such portion (the "First Year
		     Catch Up") of Second Year PTI shall be applied to First Year PTI until such time as the First Post- Closing Adjustment is earned in full, and any portion of Second Year PTI applied to the First Year PTI shall not be double counted when calculating the Second Post-Closing Adjustment;

			  (iv) For purposes of calculating the Second Post-Closing Adjustment, in the event that First Year PTI is greater than $5,000,000, the difference between First Year PTI and $5,000,000 (the "Excess First Year PTI") shall be added to Second Year PTI;

			  (v) If Second Year (without any adjustments pursuant to this Section 3.3) PTI is greater than $3,200,000, the cash portion of the Second Year Post-Closing Adjustment shall be increased by $224,000 (which includes interest at the rate of 6% per annum).

		     (c) Third Anniversary Post-Closing Adjustment. The Closing Purchase Price shall increase by an amount which shall not be more than the sum of $1,000,000 in cash and 57,143 shares of COSI Common Stock calculated as follows (the "Third Post-Closing Adjustment"), provided, however, that ETG shall be entitled to the Cumulative Catch Up, if any, as described in Section 3.3(c)(iii) hereof.

			  (i) If PTI during the period from January 1, 2001 through December 31, 2001 (as adjusted in accordance with Sections 3.3(c)(iii) or (iv) hereof) (the "Third Year PTI") is equal to or greater than $7,500,000, the Third Post-Closing Adjustment shall be equal to the sum of $1,000,000 in cash and 57,143 shares of COSI Common Stock;

			  (ii) If Third Year PTI is greater than $6,000,000 but less than $7,500,000, the Third Post-Closing Adjustment shall be equal to (x) cash in an amount equal to the product of (A) $1,000,000 and (B) the result of a fraction, the numerator of which is the difference between Third Year PTI and $6,000,000 and the denominator of which is $1,500,000 and (y) shares of COSI Common Stock equal to the product of 57,143 and the result of the fraction in Section 3.3(c)(ii)(x)(B) hereof; (iii) For purposes of calculating the Third Post-Closing Adjustment, to the extent that Second Year PTI (after taking into account adjustments pursuant Section 3.3(b)
		     (iii) or (iv) hereof) is less than $6,000,000, First Year PTI (after taking into account adjustments pursuant
		     Section 3.3(b)(iii) hereof) is less than $5,000,000 and Third Year PTI exceeds $3,200,000, Third Year PTI shall be reduced (to the extent that such reduction shall not result in Third Year PTI falling below $3,200,000) by (A) the difference between $5,000,000 and First Year PTI (after taking into account adjustments pursuant
		     Section 3.3(b)(iii) hereof) (the "Cumulative First
		     Year PTI Shortfall") and (B) the difference between $6,000,000 and Second Year PTI (after taking into account adjustments pursuant Sections 3.3(b)(iii) and 3.3(b)(iv) hereof), and such portion (the "Cumulative Catch Up") of Third Year PTI shall be applied first to First Year PTI (after taking into account adjustments pursuant Section 3.3(b)(iii) hereof) until such time as the First Post-Closing Adjustment is earned in full and then to Second Year PTI (after taking into account adjustments pursuant Sections 3.3(b)(iii) and 3.3(b)(iv) hereof) until such time as the Second Post-Closing Adjustment is earned in full, and any portion of Third Year PTI applied to First Year PTI and Second Year PTI shall not be double counted when calculating the Third Post-Closing Adjustment;

			  (iv)  For purposes of calculating the Third
		     Post-Closing Adjustment, in the event that Second Year PTI (after taking into account the adjustments made in accordance with Sections 3.3(b)(iii) or 3.3(b)(iv), if any) is greater than $6,000,000, the difference between Second Year PTI and $6,000,000 (the "Excess Second Year PTI") shall be applied to Third Year PTI.

		     (d)  In calculating any payments due in this
		Section 3.3, all losses must be offset by earnings in subsequent years before any post closing adjustments are due.

		     (e) Attached hereto as Schedule 3.3(e) are examples of formula calculations relating to Sections 3.3(b) and 3.3(c) hereof.

		3.4  PAYMENT OF POST-CLOSING ADJUSTMENTS.

		     (a) First Post-Closing Adjustment. The First Post-Closing Adjustment shall be paid to ETG on or before March 1, 2000. The cash portion of the First Post-Closing Adjustment plus an amount equal to dividends, on a per share basis, paid by Parent during the period beginning January 1, 2000 through the date of issuance of the COSI Common Stock pursuant to this
		Section 3.4(a) shall be paid to ETG by delivery of a certified or official bank check to ETG and Parent shall deliver to its transfer agent irrevocable letters of instructions which direct the transfer agent to issue certificates representing that number of COSI Common Stock constituting the stock portion of the First Post-Closing Adjustment to be delivered to ETG.

		     (b) Second Post-Closing Adjustment. The Second Post-Closing Adjustment (and the First Year Catch Up, if any) shall be paid to ETG on or before March 1, 2001. The cash portion of the Second Post-Closing Adjustment (and the First Year Catch Up, if any) plus an amount equal to dividends, on a per share basis, paid by Parent during the period beginning January 1, 2001 through the date of issuance of the COSI Common Stock pursuant to this Section 3.4(b) shall be paid to ETG by delivery of a certified or official bank check to ETG and Parent shall deliver to its transfer agent irrevocable letters of instruction which direct the transfer agent to issue certificates representing that number of COSI Common Stock constituting the stock portion of the Second Post-Closing Adjustment (and the First Year Catch Up, if any) to be delivered to ETG.

		     (c) Third Post-Closing Adjustment. The Third Post-Closing Adjustment (and the Cumulative Catch Up, if any) shall be paid to the ETG on or before March 1, 2002. The cash portion of the Third Post-Closing Adjustment (and Cumulative Catch Up, if any) plus an amount equal to the dividends, on a per share basis, paid by Parent during the period beginning January 1, 2002 through the date of issuance of the COSI Common Stock pursuant tot his Section 3.4(c) shall be paid to ETG by delivery of a certified or official bank check to ETG and Parent shall deliver to its transfer agent irrevocable letters of instruction which direct the transfer agent to issue certificates representing that number of COSI Common Stock constituting the stock portion of the Third
		Post-Closing Adjustment (and Cumulative Catch Up, if any) to be delivered to ETG.

		     (d) Resolution of Disputes Regarding Additions to the Closing Purchase Price. ETG and its independent accountants shall have the right to review the books and records and supporting work papers of Parent's independent accountants for the purpose of verifying the calculation of the First Post-Closing Adjustment, the Second Post-Closing Adjustment (and the First Year Catch Up or Excess First Year PTI, if any) and the Third Post-Closing Adjustment (and the Cumulative Catch Up or Excess Second Year PTI, if any or the Excess Second Year
		PTI). ETG shall have a period of sixty (60) days after receipt of the payment of each of the First Post-Closing Adjustment, the Second Post-Closing Adjustment (and the First Year Catch Up or Excess First Year PTI, if any) and the Third Post-Closing Adjustment (and the Cumulative Catch Up, if any) to present in writing to Parent any objections thereto, which writing shall set forth each specific item to which each such objection relates and the specific basis for each such objection. Each of the First Post-Closing Adjustment, the Second Post-Closing Adjustment (and the First Year Catch Up or Excess First Year PTI, if any) and the Third Post-Closing Adjustment (and the Cumulative Catch Up or Excess Second
		Year PTI, if any) shall be deemed to be acceptable to ETG and shall become final and binding on the parties, except to the extent that ETG shall have made a specific written objection thereto within such sixty (60) day period. If ETG shall raise any such objection within such sixty (60) day period, then ETG and Parent shall attempt in good faith to resolve any dispute concerning the item(s) subject to such objection. Upon failure to resolve any such dispute, within forty five (45) days of Parent's receipt of ETG's objections, such dispute shall be submitted to a regionally recognized firm of independent public accountants in the New York metropolitan area, then having no significant ongoing relationship with Parent or ETG, as shall be mutually acceptable to Parent and ETG (the "Independent Accounting Firm"). The Independent Accounting Firm shall be instructed to use its best efforts to render a decision as to all items in dispute within thirty (30) days of submission, and the parties agree to cooperate with each other and each other's authorized representatives and with the Independent Accounting Firm in order that any and all items in dispute shall be resolved as soon as practicable. The determination of the Independent Accounting Firm concerning any item in dispute shall be final and binding on the parties without further right of appeal. The fees and expenses of the Independent Accounting Firm incurred in the resolution of such dispute shall be allocated between ETG and Parent in the same proportion that the aggregate dollar amount or value of the items unsuccessfully disputed by each such party (as finally determined by the Independent Accounting
		Firm) bears to the total dollar amount or value of all disputed items submitted by both parties to the Independent Accounting Firm.

		3.5  DECEMBER STATEMENT.  No later than January 15, 1999,
	ETG and the Company shall determine the Agreed December Revenue and Agreed December Expenses. ETG shall be entitled to aggregate revenue in December equal to the product of the Agreed December Revenue and the result of a fraction the numerator of which is the number of days elapsed in December through the day preceding the Closing Date and the denominator of which is thirty-one (31) (the "ETG December Fraction"). The Company shall be entitled the difference between the Agreed December Revenue and the amount attributable to ETG in the previous sentence. ETG shall also be responsible for an aggregate amount of expenses in December equal to the product of the Agreed December Expenses and the ETG December Fraction (the
	"ETG Expenses"). The Company shall be responsible for the difference between the Agreed December Expenses and the ETG
	Expenses. Each of ETG and the Company agree that to the extent such calculations result in one of the parties owing money to the other party, such party shall pay the amount owed to the other party promptly after such sums are agreed upon.

		3.6 LISTING OF SHARES. Parent shall cause the COSI Common Stock to be issued in connection with the Asset Purchase to be listed on Nasdaq National Market or any other national securities exchange or quotation system, if any, upon which the COSI Common Stock is trading or is being quoted at the Effective Time.

		3.7  THE CLOSING.

		     (a) Subject to the terms and conditions of this Agreement, the closing (the "Closing") of this Agreement and the Asset Purchase shall take place at the offices of Swidler Berlin Shereff Friedman, LLP at 10:00 a.m., local time, on the date which is three (3) Business Days after the satisfaction or waiver of all other conditions to consummation of the transactions contemplated hereby or at such other time and place as Parent, the Company and ETG shall mutually agree upon.

		     (b) At the Closing, ETG shall deliver to Parent and the Company the following:

			  (1)  the certificates required by Sections 8.1 and
		     8.2 hereof;

			  (2)  a balance sheet of ETG as of the day
		     immediately prior to the Closing Date;

			  (3) resolutions duly adopted by the Board of Directors and the Stockholders authorizing the transactions which are the subject of this Agreement, certified by the Secretary of ETG;

			  (4)  certificates issued by appropriate
		     Governmental Authorities evidencing, as of a recent date, the corporate good standing and tax status of ETG in the jurisdiction in which ETG is incorporated and in those jurisdictions in which ETG is qualified to do business and, as of a date not more than two Business Days prior to the Closing, telegrams, if available, issued by the appropriate Governmental Authorities with respect to the corporate good standing and tax status of ETG in the jurisdiction in which ETG is incorporated and in those jurisdictions in which ETG is qualified or required to be qualified to do business;

			  (5) a copy of the Certificate of Incorporation and all amendments thereto of ETG certified by the Secretary of State of the State of New Jersey;

			  (6) copy of the by-laws, including all amendments thereto, of ETG certified by the Secretary of ETG;

			  (7) certificates of the Secretary of ETG to the effect that there have been no amendments to the charter documents referred to in Sections 3.7(b)(5) and (6) hereof since the date of the certifications referred to in such subsection;

			  (8) the Consent of any third party required for the consummation by ETG of the transactions contemplated hereby listed on Schedule 4.5;

			  (9)  Financial Statements of ETG as of November 30,
		     1998;

			  (10) all original books and records of ETG
		     including without limitation, the minute books, stock books, and stock ledgers of ETG; and

			  (11) the corporate seal of ETG, such other
		     documents, records, keys and other items as shall be necessary for the operating of the Business of ETG.

		     (c) At the Closing, Parent shall deliver to ETG the following:

			  (1)  Closing Purchase Price as set forth in
		     Section 3.1 hereof;

			  (2)  the certificates required by Section 9.1 and
		     Section 9.2 hereof;

			  (3) resolutions adopted by the Board of Directors of each of Parent and the Company authorizing the transactions contemplated hereby, certified by their respective Secretaries;

			  (4) the Consent of any third party required for the consummation by each of Parent and the Company of the transactions contemplated hereby as listed on Schedule 6.3;

			  (5) employment agreements required by Section 8.9 hereof;

			  (6)  certificates issued by appropriate
		     Governmental Authorities evidencing, as of a recent date, the corporate good standing status of each of Parent and the Company in the respective jurisdictions in which each of Parent and the Company is incorporated and in those jurisdictions in which each of Parent and the Company is qualified to do business and, as of a date not more than two Business Days prior to the Closing, telegrams, if available, issued by the appropriate Governmental Authorities with respect to the corporate good standing of each of Parent and the Company in the respective jurisdictions in which each of the Parent and the Company is incorporated and in those jurisdictions in which each of Parent and the Company is qualified or required to be qualified to do business;

			  (7) a copy of the Certificate of Incorporation and all amendments thereto of each of Parent and the Company certified by the Department of State of the State of New York and the Secretary of State of the State of Delaware, respectively;

			  (8)  a copy of the by-laws, including all
		     amendments thereto, of each of Parent and the Company certified by the Secretary of each of Parent and the Company; and

			  (9) certificates of the Secretary of each of Parent and the Company to the effect that there have been no amendments to the charter documents referred to in Sections 3.7(c)(7) and (8) hereof since the date of the certifications referred to in such subsection.

		     (d) Each of the parties hereto shall deliver all other documents and instruments required to be delivered by either of them at or prior to the Closing pursuant to this Agreement or as otherwise required herein.


				  ARTICLE IV
				  ----------

		    REPRESENTATIONS AND WARRANTIES OF ETG


		ETG hereby represents and warrants to Parent and the Company as follows:

		4.1 ORGANIZATION, STANDING, POWER AND QUALIFICATION. ETG is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, and has all necessary corporate power and authority to carry on its business as now conducted, to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. ETG is duly qualified as a foreign corporation to do business, and is in good standing, in each other jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary. Except as listed on Schedule 4.1
	annexed hereto, such jurisdictions are set forth in Schedule 4.1 annexed hereto. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of ETG.
	This Agreement has been duly executed and delivered by ETG, and assuming due authorization, execution and delivery by each of Parent, the Company and the Principal Stockholders, this Agreement constitutes a legal, valid and binding obligation of ETG enforceable against ETG in accordance with its terms.

		4.2  CAPITALIZATION.

		     (a) The authorized capital stock of ETG consists of 1,000 shares of ETG Common Stock. As of the date of this Agreement, there are (x) 780 shares of ETG Common Stock issued and outstanding and (y) such shares of ETG Common Stock issuable upon exercise of outstanding options or warrants as set forth on Schedule 4.2 annexed hereto.
		Except as set forth on Schedule 4.2, all of the issued and outstanding shares of ETG Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights with no personal liability attaching to the ownership thereof. Except as set forth on Schedule 4.2, ETG does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of ETG Common Stock or any other equity security of ETG or any securities representing the right to purchase or otherwise receive any shares of ETG Common Stock or any other equity security of ETG other than as provided for in this Agreement. There are no bonds, debentures, notes or other indebtedness of ETG having the right to vote (or convertible into, or exchangeable for securities having the right to vote) on any matters on which stockholders of ETG may vote.

		     (b)  Except as contemplated herein or disclosed on
		Schedule 4.2, there are no Contracts, agreements or understandings with respect to the voting of any shares of ETG Common Stock or which restrict the transfer of such shares, to which ETG is a party and there are no such Contracts, agreements or understandings to which ETG is a party with respect to the voting of any such shares or which restrict the transfer of such shares, other than applicable Laws.

		     (c) All dividends on ETG Common Stock which have been declared prior to the date of this Agreement have been paid in full.

		4.3  SUBSIDIARIES.  ETG has no direct or indirect
	Subsidiaries. There are no Persons in which ETG owns, or has the right to acquire, any direct or indirect equity interest. ETG is not, directly or indirectly, a participant in any joint venture, partnership or other entity.

		4.4 NO CONFLICT. The execution and delivery of this Agreement do not, and the consummation of the transactions described herein will not, result in or constitute (a) a default, breach or violation of the Certificate of Incorporation or the By-laws of ETG or any Contract to which ETG is a party; (b) subject to the receipt of the Consents required as set forth on Schedule 4.5 annexed hereto, an event which (with notice or lapse of time or both) would permit any Person to terminate, accelerate the performance required by, or accelerate the maturity of any indebtedness or obligation of ETG under any Contract to which ETG is a party; (c) the creation or imposition of any Lien on any property of ETG, under any Contract to which ETG is a party; or (d) a violation of any Law or Judgment of any court or other Governmental Authority or any other restriction of any kind or character by which ETG is bound, except, in each case, for such defaults, breaches, violations, events, Liens or restrictions as would not prevent ETG from performing any of its material obligations under this Agreement or have a Material
	Adverse Effect on ETG.

		4.5  CONSENTS; TRANSFERABILITY.

		     (a) Other than as set forth in Schedule 4.5 annexed hereto, no notice to, filing with, or Consent of, any Person is necessary for the consummation by ETG of the transactions contemplated by this Agreement.

		     (b)  Subject to obtaining the Consents set forth in
		Schedule 4.5, the interest of ETG in all claims, Contracts, Licenses and Permits, leases and commitments and all of the other Assets in which ETG has an interest shall not, upon the consummation of the transactions contemplated in this Agreement, be terminated or subject to termination in any manner whatsoever by said consummation, and such claims, Contracts, Licenses and Permits, leases, commitments and Assets shall be the property of the Company immediately thereafter, and the Company shall have all of the right, title and interest which ETG had available to it prior to the consummation of the Asset Purchase in and to such claims, Contracts, Licenses and Permits, leases, commitments and Assets. The interest of ETG in all claims, Contracts, Licenses and Permits, leases, commitments and Assets is sufficient to allow the Company to operate the Business of ETG, as currently conducted.

		4.6 FINANCIAL STATEMENTS. ETG has delivered to Parent complete and correct copies of the financial statements of ETG for the three (3) years ended December 31, 1997, of which the financial statements for the two (2) years ended December 31, 1997 shall be audited, and the nine month period ended September 30, 1998 (the "Financial Statements"), the balance sheets for the three (3) years ended December 31, 1997 and the nine month period ended September 30, 1998 (the "Balance Sheets"), and the related statements of income, stockholders' equity and cash flows for the three (3) years ended December 31, 1997 and the nine month period ended September 30, 1998. Except as set forth in Schedule 4.6 annexed hereto, the Financial Statements and the Balance Sheets are true and accurate, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring audit adjustments and the absence of footnotes) the financial position of ETG and the results of operations and the cash flows of ETG for the periods then ended, except that the Financial Statements and the Balance Sheet for the year ended December 31, 1995 have not been audited or prepared in accordance with GAAP. All of the financial books and records of ETG have been made available to Parent and such books and records completely and fairly record ETG's financial affairs which would normally be recorded in financial books and records.

		4.7  ABSENCE OF CERTAIN DEVELOPMENTS.  Except as disclosed on
	Schedule 4.7 annexed hereto or in any pre-closing amendment to
	Schedule 4.7 since September 30, 1998, ETG has operated its business only in the ordinary course and in a manner consistent with past practice and there has not been any:

		     (a) event which has had or is reasonably likely, individually or in the aggregate (together with the items set forth in Schedule 4.7 annexed hereto), to have a Material Adverse Effect on ETG;

		     (b) transactions not in the ordinary course of business, which transactions have a value individually in excess of $10,000 or in excess of $25,000 in the aggregate;

		     (c) material damage, destruction or loss, whether or not insured, (i) affecting the business of ETG as currently conducted or as proposed to be conducted, or (ii) to the Assets of ETG;

		     (d) failure to maintain in full force and effect adequate Insurance coverage for destruction, damage to, or loss of any of its Assets;

		     (e) change in accounting principles, methods or practices or investment practices including such changes as were necessary to conform with GAAP and, with respect to all changes whether or not necessary to conform with GAAP, which would have an effect in excess of $50,000 in the aggregate in any fiscal year;

		     (f) declaration, setting aside, or payment of a dividend or other distribution in respect of its capital stock, or any direct or indirect redemption, purchase or other acquisition of any shares of its capital stock except as authorized by this Agreement;

		     (g) issuance or sale of any shares of its capital stock or of any other equity security or of any security convertible into or exchangeable for its equity securities;

		     (h)  amendment to its organizational documents;

		     (i) agreement or understanding legally obligating it to take any of the actions described above in this Section 4.7.

		4.8  TAXES.

		     (a) For purposes of this Agreement, the terms "Tax" and "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, premium, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, property or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties (including penalties for failure to file in accordance with applicable information reporting requirements), and additions to tax by any authority, whether federal, state, or local or domestic or foreign. The term "Tax Return" shall mean any report, return, form, declaration or other document or information required to be supplied to any authority in connection with Taxes.

		     (b) ETG is, and has been for each year for which the assessment of Taxes of ETG is not barred by the applicable statute of limitations, qualified as an S Corporation for both federal and state tax purposes. ETG has timely filed all of its Tax Returns with the appropriate Tax authority that were required to be filed under all applicable laws. All such Tax Returns were when filed, and continue to be, correct and complete in all respects. All Taxes due and payable by ETG (whether or not shown on any Tax Return) have been timely paid. ETG currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made against ETG by a Tax authority in a jurisdiction where ETG does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no liens with respect to Taxes on any of the assets or property of ETG, except for liens with respect to Taxes not yet payable.

		     (c) Except as indicated on Schedule 4.8 hereto, ETG has not agreed to make, nor is it required to make, any adjustments under Section 481(a) of the Code by reason of a change in accounting method or otherwise. ETG has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Except as indicated on Schedule 4.8 annexed hereto, there are no material differences between the book basis and Tax basis of any assets that are not accounted for by an accrual on the Financial Statements.

		4.9 INSURANCE. ETG has made available to Parent true and complete copies of all binders or policies of insurance of ETG currently in effect. Schedule 4.9 annexed hereto sets forth an accurate and complete list and summary description (including the name of the insurer, coverage, premium and expiration date) of all binders or policies of fire, liability, product liability, workers compensation, vehicular, unemployment and other insurance, self insurance programs and fidelity bonds (collectively, "Insurance") maintained by ETG. To ETG's knowledge, all Insurance has been issued under valid and enforceable policies or binders for the benefit of ETG, and all such policies or binders are in full force and effect and none of the premiums therefor are past due and ETG has not received any notice of cancellation with respect thereto. ETG is in compliance with the terms of all such policies and binders. All claims under any binder or policy have been duly and timely filed. As of the date hereof, there are no pending or, to the knowledge of ETG, asserted claims outstanding against any Insurance carrier as to which any insurer has denied liability, and there are no pending or, to the knowledge of ETG, asserted claims outstanding under any Insurance binder or policy that have been disallowed or improperly filed. ETG has not been refused any Insurance with respect to its Assets and operations, nor has its coverage been limited by any insurance carrier to which it has applied for any such Insurance or with which it has carried Insurance during the last five (5) years.

		4.10 MATERIAL CONTRACTS. Schedule 4.10 sets forth an accurate and complete list of the following Contracts to which ETG is a party or bound, or pursuant to which ETG is a beneficiary:

		     (a) Real Property Leases, Tangible Property Leases, Intangible and Other Property, Insurance, Employee Benefit Plans, Benefit Arrangements and Licenses and Permits;

		     (b) Any Contract for capital expenditures or for the purchase of Tangible Property or services by ETG which involves consideration payable by ETG in excess of $5,000 in any fiscal year;

		     (c) Any Contract evidencing any indebtedness in excess of $5,000 or obligation for the deferred purchase price of Assets in excess of $5,000 (excluding normal trade payables) or guaranteeing any indebtedness, obligation or liability;

		     (d) Any Contract (including any cooperative Contract) with a purchaser that participates in any of the membership programs of ETG;

		     (e) Any Contract with a manufacturer that participates in any program of ETG;

		     (f) Any Contract concerning non-competition (other than the Letter of Intent dated October 6, 1998 between ETG and Parent (the "LOI");

		     (g) Any Contract (other than the LOI) concerning confidentiality, except in the ordinary course of business;

		     (h) Any joint venture, partnership, cooperative arrangement or any other Contract involving a sharing of profits;

		     (i)  Any Contract with any Governmental Authority;

		     (j)  Any power of attorney, proxy or similar
		instrument;

		     (k) The Certificate of Incorporation (as amended or restated), By-laws (as amended or restated) and other organizational and constitutive documents of ETG;

		     (l)  Any stockholder agreements;

		     (m) Any other Contract related to the business of ETG as currently or as proposed to be conducted which (i) provides for payment or performance by any party thereto having an aggregate value of $10,000 or more, (ii) provides for a period of performance which extends beyond twelve (12) months from the date hereof, or (iii) is between an Affiliate and ETG; and

		     (n) Any proposed arrangement or Contract which ETG reasonably believes to be near consummation and of a type that if entered into would be a Contract described in subsections
		(a) through (m) above.

		Accurate and complete copies of each written Contract and written summaries of each oral Contract described in this
		Section 4.10 have been made available by ETG to the Parent. Each Contract described in this Section 4.10 is in full force and effect. ETG has complied with all material commitments and obligations on its part to be performed or observed pursuant to each Contract described in this Section 4.10.
		No event has occurred which is or, after the giving of notice of passage of time or both, would constitute a default under or a breach of any Contract described in this Section 4.10 by ETG. ETG has not received any notice of a default, offset or counterclaim under or any notice of cancellation of, or intent to cancel, notice to make a material modification or intent to make a material modification in, any Contract described in this
		Section 4.10. ETG knows of no material change in its prospects as it relates to its current Contracts including the revenues and profits derived therefrom, other than changes made in the ordinary course of business.

		4.11 REAL PROPERTY.

		     (a) Schedule 4.11 annexed hereto sets forth an accurate and complete list of all Real Property leased or subleased by ETG (collectively, "Real Property Leases"). ETG does not own Real Property.

		     (b) Each of the Real Property Leases (and leases and subleases underlying such Real Property Leases) is in full force and effect and contains no terms other than the terms contained in the copies heretofore delivered to the Parent. ETG has complied with all material commitments and obligations on its part to be performed or observed under each of the Real Property Leases. ETG has not received any notice of a default, offset or counterclaim under any of the Real

		Property Leases (or leases and subleases underlying such Real Property Leases) and, to the knowledge of ETG, no event or condition has happened or presently exists which constitutes a default or, after notice or lapse of time or both, would constitute a default under any of the Real Property Leases (or leases and subleases underlying such Real Property Leases). There is no Lien upon any leasehold interest of ETG under any of the Real Property Leases.

		     (c) There are no pending or, to the knowledge of ETG, threatened actions or proceedings (including condemnation and foreclosure) which could affect the Real Property against ETG. There are no violations of any Law affecting the Real Property leased or subleased by ETG.

		     (d) To the knowledge of ETG, there are no defaults by the landlords under any of the Real Property Leases (or leases and subleases underlying such Real Property Leases) and such landlords have performed all of their obligations thereunder to the extent that such performance was to be completed heretofore. ETG has not waived any obligation of any such landlord or any right under any of the Real Property Leases (or leases and subleases underlying such Real Property Leases). There are no pending or, to the knowledge of ETG, threatened actions or proceedings which are reasonably likely to affect adversely or materially disrupt the use by ETG of any of the Real Property Leases against ETG and there are no such actions or proceedings against other parties.

		     (e) Except as set forth on Schedule 4.11(e) annexed hereto, each of ETG and, to the knowledge of ETG, the landlords under any of the Real Property Leases at all times have been in compliance with all applicable Environmental Laws. Neither ETG nor, to the knowledge of ETG, the landlords under any of the Real Property Leases have received any notice of any violation of Environmental Law relating to the Real Property or the operations of the Business. No Environmental Claims have been asserted or assessed against ETG or, to the knowledge of ETG, the landlords under any of the Real Property Leases relating to the Real Property or the operations of the Business, and to the knowledge of ETG, no Environmental Claims are pending or threatened against ETG or the landlords under any of the Real Property Leases relating to the Real Property or the operations of the Business.

		4.12 TANGIBLE PROPERTY.

		     (a) Annexed hereto as Schedule 2.1(e) is an accurate and complete list of Tangible Property owned by ETG to be purchased by the Company other than Tangible Property with a fair market value individually of less than $1,000. Except as set forth on Schedule 2.1(e) annexed hereto, ETG has good and clear title to all of the Tangible Property to be



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


		purchased by the Company owned by ETG, free and clear of all Liens. All Tangible Property to be purchased by the Company that is in use by ETG is in good operating condition and repair (reasonable wear and tear excepted), is suitable for the purposes for which it is presently being used and is adequate to meet all present requirements of the business of ETG, as currently conducted, provided that ETG makes no representation or warranty as to the fitness of Tangible Property which may develop Year 2000 problems and would thereby be rendered unusable. ETG has been in peaceable possession of the Tangible Property to be purchased by the Company covered by each Tangible Property to be purchased by the Company lease or sublease (each, a "Tangible Property Lease") since the commencement of the term thereof.

		     (b) Each of the Tangible Property Leases is in full force and effect. ETG has complied with all commitments and obligations on its part to be performed or observed under each of the Tangible Property Leases. To the knowledge of ETG, each party to each of the Tangible Property Leases other than ETG has complied with all commitments and obligations on its part to be performed or observed thereunder. ETG has not received any notice of a default, offset or counterclaim under any of the Tangible Property Leases, and no event or condition has happened or presently exists which constitutes a default or, after notice or lapse of time or both, would constitute a default under any of the Tangible Property Leases. Except as set forth on Schedule 2.1(e), there is no Lien upon any leasehold interest of ETG under any of the Tangible Property Leases.

		4.13 INTANGIBLE AND OTHER PROPERTY.

		     (a) Schedule 2.1(b) annexed hereto sets forth an accurate and complete list as of the date hereof of all material items of Intangible and Other Property to be purchased by the Company used in the Business of ETG as presently conducted or as proposed to be conducted. ETG has not been known by or done business under any name other than as listed in Schedule 2.1(b).

		     (b) ETG owns, is licensed or has the sole and exclusive right to use all Intangible and Other Property used in the business of ETG, as presently conducted or as proposed to be conducted.

		     (c) The use of the Intangible and Other Property by ETG does not infringe upon or otherwise violate the rights of any third party in or to such Intangible and Other Property, and no claim has been asserted with respect thereto. ETG is not aware of any claim which can be asserted by any Person against ETG with respect to the use of any item of Intangible and Other Property challenging or questioning the validity or effectiveness of such use of any such item. No employee of ETG or any other person has a right to receive a royalty or similar payment, or has any other monetary rights, in respect of any item of Intangible and Other Property of ETG. ETG has taken reasonable measures to protect the proprietary nature of each item of Intangible and Other Property, and to maintain the confidentiality of all confidential information, that it owns or uses. ETG is not a licensor with respect to Intangible and Other Property.

		4.14 ERISA MATTERS; EMPLOYEE BENEFIT PLANS.

		     (a) Schedule 4.14 sets forth an accurate, correct and complete list of all pension, profit sharing, bonus, deferred compensation, incentive compensation, stock option, health, welfare, dental, cafeteria, death benefit, retirement, savings, tuition reimbursement, dependent care assistance, legal assistance and fringe benefit (cash and non cash) plans, agreements, commitments, practices, policies and arrangements of any type (including, but not limited to, plans described in Section 3(3) of ERISA), whether funded or unfunded, or whether qualified or nonqualified, established or maintained or to which contributions were made or required to be made by ETG or any of the ERISA Affiliates at any time during the current calendar year or the prior five (5) calendar years (all such plans, agreements, commitments, practices, policies and arrangements are collectively referred to hereby as the "Benefit Plans"). For each Benefit Plan, Schedule 4.14 will identify the name of the plan, the employee class covered thereunder. There are no benefit plans, agreements, commitments, practices, policies or arrangements of any type providing benefits to any directors, officers, employees, consultants of ETG or any of the ERISA Affiliates other than the Benefit Plans. All Benefit Plans and any related trust contracts or annuity contracts (or any other funding instruments) are in full force and effect. Except as set forth on Schedule 4.14, no Benefit Plan which had previously been in effect has been terminated.

		     (b) All contributions to, and payments under, the Benefit Plans that were required to be made in accordance with the terms of the Benefit Plans or applicable law were so made in a timely manner, except that all such contributions and payments which are required to be made for any period ending before the Closing Date, but which are not yet due as of the Closing Date, shall be properly accrued on the ETG Financial Statements and are set forth in Schedule 4.14.

		     (c) All reports, notices, Returns and similar documents with respect to each Benefit Plan required to be filed, since the establishment such Benefit Plan, with any Government Authority or distributed to any Benefit Plan participant or beneficiary have been duly and timely filed or distributed (after taking into account all extensions and deferral


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


		rights). There are no investigations by any Governmental Authority, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Benefit Plans), suits or proceedings against or involving any Benefit Plan or asserting any rights or claims to benefits under any Benefit Plan pending or, to the best knowledge of ETG, threatened that could give rise to any liability to ETG or any ERISA Affiliate, or the directors, officers or employees of ETG or any ERISA Affiliate, or a trustee, administrator or other fiduciary of any Benefit Plan. Each Benefit Plan has been administered and enforced in accordance with its terms and all applicable laws, including, without limitation, the Code and ERISA.

		     (d) None of the Benefit Plans is, and neither ETG nor any of the ERISA Affiliates has ever established or maintained or made any contributions to, any plan which is subject to Part 3 of Title I of ERISA, Title IV of ERISA or Section 412 of the Code. No Benefit Plan is a "multiemployer plan" (within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA) or a "multiple employer plan" (within the meaning of Section 4064 of ERISA or Section 413(c) of the Code). Neither ETG nor any ERISA Affiliate has any current or potential liability or obligation, whether direct or indirect, with respect to any multiemployer plan or multiple employer plan.

		     (e) With respect to each Benefit Plan, ETG has delivered to Parent true and complete copies of: (i) any and all plan documents, including amendments, and trust or other funding agreements or arrangements, (ii) any and all material employee communications (including all summary plan descriptions and material modifications thereto), (iii) the most recent annual report, if applicable, (iv) the two most recent annual and periodic accountings of plan assets, if applicable, (v) the most recent determination letter received from the Internal Revenue Service, and the application filed with the Internal Revenue Service to obtain such determination letter, if applicable, and (vi) the most recent actuarial valuation, if applicable.

		     (f) With respect to each Benefit Plan: (i) if intended to qualify under Section 401(a) or 403(a) of the Code, such plan so qualifies, and its trust, if applicable, is exempt from taxation under Section 501(a) of the Code; (ii) no breach of fiduciary duty has occurred with respect to which ETG, or any ERISA Affiliate, or any Benefit Plan, may be liable or otherwise damaged; (iii) no "prohibited transaction" (within the meaning of Section 4975 of the Code or 406 of ERISA) has occurred with respect to which ETG or any ERISA Affiliate, or any Benefit Plan, may be liable or otherwise damaged; (iv) all contributions made or required to be made under each Benefit Plan meet the requirements for deductibility under the Code; (v) ETG has expressly reserved in itself the right



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


		to amend, modify or terminate such plan, or any portion of it, without liability to itself; (vi) no such plan requires ETG to continue to employ any employee, director or consultant; and
		(ix) no such plan has invested in (1) insurance or annuity contracts issued by an insurance company with an A.M. Best Company, Inc. rating of claims-paying ability below A++ or
		(2) employer securities or employer real property.

		     (g) With respect to each Benefit Plan which provides welfare benefits of the type described in Section 3(1) of
		ERISA: (i) no such plan provides medical or death benefits with respect to current or former employees, managers, directors or consultants of ETG beyond their termination or employment, other than coverage mandated by Sections 601-608 of ERISA and 4980B of the Code; (ii) each such plan has been administered in compliance with Sections 601-608 of ERISA and 4980B of the Code and no tax payable on account of Section 4980B of the Code has been or is expected to be incurred; and
		(iii) no such plan has reserves, assets, surpluses or prepaid premiums, except as disclosed in the ETG Financial Statements.

		     (h) The consummation of the transactions contemplated by this Agreement will not (i) entitle any individual to severance pay, or (ii) accelerate the time of payment or vesting, or increase the amount, of compensation due to any individual. No payment made or contemplated under any Benefit Plan constitutes an "excess parachute payment" within the meaning of Section 280G of the Code.

		4.15 EMPLOYEES.

		     (a) Compensation. Schedule 4.15(a) annexed hereto sets forth an accurate and complete list of all employees of ETG as of the date hereof, including name, title or position, the present annual compensation (including bonuses, commissions and deferred compensation), years of service, accrued vacation and sick pay and any interests in any incentive compensation plan. Except as set forth on Schedule 4.15(a) annexed hereto, no employee of ETG has received, or been promised by senior management of ETG, any increase in his or her annual compensation since January 1, 1998. Except as set forth on
		Schedule 4.15(a) annexed hereto, ETG is not a party to any employment agreements.

		     (b) Disputes. Since January 1, 1998, ETG has not terminated the employment of any of its employees, except as set forth on Schedule 4.15(b) annexed hereto. No employees terminated since January 1, 1998 are entitled to any severance, termination allowance or similar payments as a result of their termination. There are no controversies pending or, to the knowledge of ETG, threatened involving any group of employees (including any employees terminated since January 1, 1998) and there are no collective bargaining or other union contracts involving ETG. ETG has not suffered or sustained any work stoppage and no such work stoppage is threatened. ETG is not a party to any collective bargaining or other similar labor agreement.

		4.16 ACCOUNTS RECEIVABLE. Schedule 4.16 annexed hereto sets forth a complete and accurate list of all accounts receivable of ETG.

		4.17 INTENTIONALLY OMITTED.

		4.18 COMPLIANCE WITH LAWS. Except as set forth in Schedule 4.18, ETG, its business and its Assets complies with, and is not in conflict with or in default or violation of, all Laws applicable to ETG, its business and its Assets, except for such noncompliance which is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on ETG. ETG neither knows of, nor has received notice of, any material violations of such Laws. As of the date hereof, there are no Judgments applicable to ETG, its business and its Assets. ETG is in compliance with all Judgments applicable to ETG, its business and its Assets.

		4.19 LICENSES AND PERMITS. Schedule 4.19 annexed hereto contains an accurate and complete list (including the name of the licensor, a summary of the license and the date of expiration or renewal) of any Licenses and Permits issued to ETG and used in and material to the business of ETG. All Licenses and Permits are valid and in full force and effect and there are no pending or threatened proceedings which could result in the termination, revocation, limitation or impairment of any of such Licenses and Permits.
	Except as set forth on Schedule 4.19 annexed hereto, the Licenses and Permits are sufficient to enable ETG to own and conduct its business as currently conducted. Except as set forth on Schedule
	4.19 annexed hereto, consummation of the transactions contemplated hereby will not adversely affect any of the Licenses and Permits of ETG.

		4.20 LEGAL PROCEEDINGS. ETG is not engaged in or a party to or, to the knowledge of ETG, threatened with any action, suit, proceeding, complaint, charge, investigation or arbitration or other method of settling disputes or disagreements, except for those specified on Schedule 4.20 annexed hereto. Neither ETG nor any of its Assets are subject to any Judgment or other agreement which, among other things, restricts the ability of ETG from operating its business, as it is currently conducted, which is reasonably likely to have a Material Adverse Effect on ETG or which restricts the ability of ETG from consummating the transactions contemplated by this Agreement. There is no action, suit, proceeding, complaint, charge, investigation or arbitration or other method of settling disputes or disagreements by or before any Governmental Authority which questions the validity of this Agreement or any action taken or to be taken by ETG in connection with the transactions contemplated hereby.

		4.21 ABSENCE OF CERTAIN PRACTICES. Neither ETG nor any director, officer, agent, employee or other Person acting on its behalf has given or agreed to give any gift or similar benefit of more than nominal value to any customer, supplier or governmental employee or official or any other Person who is or may be in a position to help or hinder ETG in connection with any proposed transaction involving ETG. Neither ETG nor any director, officer, agent, employee or other Person acting on behalf of ETG has (i) used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to, or on behalf of, government officials or others; (ii) accepted or received any unlawful contributions, payments, gifts or expenditures or (iii) had any transaction or payment which was not recorded in its accounting books and records or disclosed on its financial statements.

		4.22 INTERESTED PERSONS. Except as described on Schedule 4.22 annexed hereto, neither ETG nor any officer, director or employee of ETG, nor any Affiliate, spouse, child, or other relative of any of the foregoing persons or entities, have any interest in, directly or indirectly, or any contractual relationship with, any member, customer or supplier of ETG, or with ETG (other than in such person's capacity as an officer, director, or employee or stockholder of ETG).

		4.23 NO BROKERS. ETG has not entered into any Contract, arrangement or understanding with any Person which may result in the obligation of any party hereto to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the transactions contemplated hereby.

		4.24 BOOKS AND RECORDS. Except as set forth on Schedule 4.24 annexed hereto, the books of account and other financial records of ETG are accurate and complete in all material respects. The minute books of ETG contain accurate and complete records of the charter (as amended or restated) and By-laws (as amended or restated) and of all meetings, and accurately reflect all other material corporate action of the stockholders, the Board of Directors and the committees of the board of directors of ETG.

		4.25 DISCLOSURE. As of the date of this Agreement, no representation, warranty or statement made by ETG in this Agreement or the Exhibits and Schedules annexed hereto contains or will contain at the time of any modification of the Schedule Amendment any untrue statement of a material fact, or omits or will omit at the time of any modification of the Schedule Amendment to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

				  ARTICLE   V
				  -----------

		       REPRESENTATIONS AND WARRANTIES OF
			     PARENT AND THE COMPANY

		Each of the Parent and the Company, jointly and severally, hereby represents and warrants to ETG as follows:

		5.1 ORGANIZATION, STANDING, POWER AND QUALIFICATION. Each of Parent and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all necessary power and authority to carry on its business as now conducted, to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and the Company, and assuming due authorization, execution and delivery by ETG and the Principal Stockholders, this Agreement constitutes a legal, valid and binding obligation of each of Parent and the Company enforceable against each of Parent and the Company in accordance with its terms.

		5.2 NO CONFLICT. The execution and delivery of this Agreement does not, and the consummation of the transactions described herein will not, result in or constitute (a) a default, breach or violation of the Certificate of Incorporation or the By-laws of either Parent or the Company or any Contract to which either Parent or the Company is a party or by which any of their respective Assets are bound; (b) subject to the consents required as set forth in Schedule
	5.3 annexed hereto, an event which (with notice or lapse of time or both) would permit any Person to terminate, accelerate the performance required by, or accelerate the maturity of any material indebtedness or obligation of the Parent or the Company under any contract to which either Parent or the Company is a party; (c) the creation or imposition of any Lien on any property of Parent or the Company, under any material contract to which Parent or the Company is a party; and
	(d) violation of any Law or Judgment of any court or other Governmental Authority or any other restriction of any kind or character by which either Parent or the Company or any of their respective Assets are bound, except, in each case, for such defaults, breaches, violations, events, Liens or restrictions as would not prevent either Parent or the Company from performing any of its material obligations under this Agreement or have a Material Adverse Effect on the Parent or the Company.

		5.3  CONSENTS.  Except for the consents set forth on Schedule
	5.3 annexed hereto, the execution and delivery of this Agreement by each of Parent and the Company do not, and the performance of this Agreement by each of Parent and the Company will not, require any consent, except where failure to obtain such consent is not reasonably likely to prevent either Parent or the Company from performing any of its material obligations under this Agreement or have a Material Adverse Effect on the Parent or the Company. Prior to the Closing, Parent and the Company shall have given all notices, made all filings and obtained all consents set forth in Schedule 5.3 annexed hereto.

		5.4 FINANCIAL ABILITY TO PERFORM. Parent represents it has sufficient funds to pay the aggregate Cash Per Share Price and has reserved the maximum amount of shares of COSI Common Stock that may be issued pursuant to this Agreement.

		5.5  CAPITALIZATION.

		     (a) The authorized capital stock of Parent consists of 10 million shares of COSI Common Stock and 1 million shares of preferred stock, $0.01 par value per share. As of the date of this Agreement, there are (x) 4,292,415 shares of COSI Common Stock issued and outstanding and (y) such shares of COSI Common Stock issuable upon exercise of outstanding options or warrants as set forth on Schedule 5.5 annexed hereto. Except as set forth on Schedule 5.5, all of the issued and outstanding shares of COSI Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights with no personal liability attaching to the ownership thereof. Except as set forth on Schedule 5.5, Parent does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of COSI Common Stock or any other equity security of Parent or any securities representing the right to purchase or otherwise receive any shares of COSI Common Stock or any other equity security of Parent other than as provided for in this Agreement. There are no bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable for securities having the right to vote) on any matters on which stockholders of Parent may vote.

		     (b)  Except as contemplated herein or disclosed on
		Schedule 5.5, there are no Contracts, agreements or understandings with respect to the voting of any shares of COSI Common Stock or which restrict the transfer of such shares, to which Parent is a party and there are no such Contracts, agreements or understandings to which Parent is a party with respect to the voting of any such shares or which restrict the transfer of such shares, other than applicable Laws.

		5.6  FINANCIAL STATEMENTS.

		     (a) Parent has previously delivered to ETG copies of the audited balance sheets of Parent as of October 31, 1996 and October 31, 1997, and the related statements of income, changes in stockholders' equity and cash flows for the fiscal years 1996 through 1997, inclusive, included in Parent's Annual Report on Form 10-KSB for the fiscal year ended
		October 31, 1997 the ("10-KSB") filed with the Securities Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended ("Exchange Act"). Parent has also previously delivered to ETG copies of the unaudited balance sheets of Parent as of July 31, 1998, and the related unaudited consolidated statements of income and cash flows for the quarter ended July 31, 1998, included in Parent's Quarterly Report on Form 10-QSB for the quarter ended July 31, 1998 (the "10-QSB") filed with the SEC under the Exchange Act. The audited financial statements and unaudited interim financial statements of Parent included in the 10-KSB and 10-QSB have been prepared in accordance with GAAP consistently applied during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-QSB), complied as of their respective dates in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, and fairly present the financial position of Parent as of the dates thereof and the income and retained earnings and sources and applications of funds for the periods then ended (subject, in the case of any unaudited interim financial statements, to the absence of footnotes required by GAAP and normal year-end adjustments).

		     (b) Except for liabilities incurred since July 31, 1998 in the ordinary course of business consistent with past practice or as set forth on Schedule 5.9 annexed hereto, Parent does not have any liabilities or obligations of any nature whatsoever (whether absolute, accrued, contingent or otherwise) which are not adequately reserved or reflected on the balance sheet of Parent included in its Quarterly Report on Form 10-QSB for the quarter ended July 31, 1998, except for liabilities or obligations which in the aggregate do not exceed $100,000, and there do not exist any circumstances that could reasonably be expected to result in such liabilities or obligations.

		5.7  COMPLIANCE WITH LAWS.  Except as set forth in Schedule
	5.7 annexed hereto, Parent, its Subsidiaries, and their respective businesses and assets comply with, and are not in conflict with or in default or violation of, all Laws applicable to Parent, its Subsidiaries, and their respective businesses and assets, except for such noncompliance which is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Parent or its Subsidiaries taken as a whole. Neither Parent nor the Company knows of, nor has received notice of, any material violations of such Laws. As of the date hereof, there are no Judgments applicable to Parent, its Subsidiaries, or their respective businesses and assets. Each of Parent and its Subsidiaries is in compliance with all Judgments applicable to Parent, its Subsidiaries, and their respective businesses and assets.

		5.8 LEGAL PROCEEDINGS. Neither Parent nor any of its Subsidiaries is engaged in or a party to or, to the knowledge of Parent, threatened with any action, suit, proceeding, complaint, charge, investigation or arbitration or other method of settling disputes or disagreements, in an amount in excess of $50,000. Neither Parent nor its Subsidiaries nor any of their respective assets are subject to any Judgment or other agreement which, among other things, restricts the ability of Parent or its Subsidiaries from operating their respective businesses, as they are currently conducted, which is reasonably likely to have a Material Adverse Effect on Parent or its Subsidiaries taken as a whole or which restricts the ability of Parent or the Company from consummating the transactions contemplated by this Agreement. There is no action, suit, proceeding, complaint, charge, investigation or arbitration or other method of settling disputes or disagreements by or before any Governmental Authority which questions the validity of this Agreement or any action taken or to be taken by Parent or the Company in connection with the transactions contemplated hereby.

		5.9 SEC REPORTS. Parent has previously delivered to ETG a copy of each (a) final registration statement and prospectus of Parent filed since January 1, 1997 with the SEC pursuant to the Exchange Act or the Securities Act, (b) definitive proxy statement for the year ended October 31, 1998, Form 10-KSB for the fiscal year ended October 31, 1997, Forms 10-QSB for the first three quarters of fiscal 1998, including all amendments thereto, filed with the SEC, and (c) all Forms 8-K of Parent since July 31, 1998, including all amendments thereto, filed with the SEC (collectively, the "Parent
	SEC Reports"). Parent has timely filed (either by the required filing date or pursuant to Rule 12b-25 promulgated under the Exchange
	Act) all Parent SEC Reports and other documents required to be filed by it under the Securities Act and the Exchange Act and, as of their respective dates, all Parent SEC Reports complied with all of the rules and regulations of the SEC with respect thereto. As of their respective dates, no such Parent SEC Reports or communications contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Parent has made available to ETG true and complete copies of all amendments and modifications to all agreements, documents and other instruments which previously had been filed with the SEC by Parent and which are currently in effect.
	Except as set forth on Schedule 5.9 annexed hereto, since July 31, 1998, there has not been any Material Adverse Effect on Parent.

		5.10 SUBSIDIARIES. Except as set forth on Schedule 5.10 annexed hereto, neither Parent nor the Company has any direct or indirect Subsidiaries.

		5.11 DISCLOSURE. As of the date of this Agreement, no representation, warranty or statement made by Parent or the Company in this Agreement or the Exhibits and Schedules annexed hereto contains or will contain at the time of modification to the Schedule Amendment any untrue statement of a material fact, or omits or will omit at the time of modification to the Schedule Amendment to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.



				 ARTICLE   VI
				 ------------

			COVENANTS AND OTHER AGREEMENTS

		The parties hereto covenant and agree as follows:

		6.1  COVENANTS OF ETG.

		     (a) Except as otherwise expressly contemplated by this Agreement or as specifically consented to in writing by Parent, from and after the date of this Agreement until the Closing, ETG will use its best efforts to: (i) preserve its present business organization intact; (ii) keep available the services of its present employees; (iii) preserve its present relationships with Persons having business dealings with ETG;
		(iv) operate its business in the ordinary and regular course consistent with its prior practices (including the payment of trade and accounts payables and the collection of accounts receivables); (v) maintain its books and records in accordance with good business practices, on a basis consistent with its prior practices; (vi) maintain its Assets in their current condition, normal wear and tear excepted; (vii) conduct its business in accordance with all applicable Laws; (viii) maintain its corporate existence, good standing, and qualifications to do business; (ix) perform in all material respects all of its obligations under its Contracts and not take any action to terminate or modify the terms thereof except in the ordinary course of business and (x) maintain all Insurance, certificates and Licenses and Permits necessary for the conduct of its business as currently conducted.

		     (b) In addition, during such period, except as otherwise expressly provided in this Agreement or as otherwise consented to by Parent in writing, ETG will not: (i) make any capital expenditure or dispose of any Assets other than in the ordinary course of business; (ii) amend its charter or By-laws; (iii) make any material change in its business; (iv) issue or sell any amount of its capital stock or grant any options, warrants or other rights to acquire its capital stock; (v) pay any dividend or other distributions to the Stockholders or make any stock split or reclassification in respect of ETG's outstanding capital stock; (vi) acquire any other business or interest therein; (vii) enter into, amend in any material respect or terminate any Contract to which it is a party; (viii) enter into any Contract with any officer, director or employee, increase the compensation of, or benefits accruing, payable or paid to, any director, officer or employee for periods from and after the Closing or hire any Persons in executive positions; (ix) waive any right of substantial value other than for fair consideration; (x) change the accounting principles, methods or practices, except for such changes as are necessary to conform with GAAP and are disclosed to Parent; (xi) incur any obligation (not part of normal, continuing obligations, such as payroll and Taxes) in excess of $2,500 individually or $10,000 in the aggregate;
		(xii) enter into any other transaction that would be required to be set forth in Schedule 4.8 annexed hereto if such transaction had occurred prior to the date hereof;, or (xiii) agree or commit orally or in writing to do any of the foregoing.

		6.2 EXCLUSIVITY. Until the Closing or the termination of this Agreement, except as mutually agreed in writing by the parties, ETG or any of its respective officers, directors, employees, representatives or agents shall not, directly or indirectly, solicit, encourage, initiate or induce the making of any inquiries or proposals for the acquisition of any of the capital stock, Assets or business of, or the merger with, or any similar transaction concerning, ETG, or furnish information to, or engage in negotiations relating to the foregoing or otherwise cooperate in any way with, or accept any proposal relating to the foregoing from, any Person or group other than Parent and its officers, employees, representatives or agents, and ETG shall restrict any such officer, director, employee, representative or agent from doing any of the foregoing.

		6.3 ACCESS TO INFORMATION. From the date hereof, Parent and its counsel, accountants, representatives and agents shall have full access, upon reasonable notice and during normal business hours, to the employees and the financial, legal and other representatives of ETG with knowledge of the business of ETG, offices, properties, books and records of ETG and, upon reasonable notice, shall be furnished all relevant documents, records and other information concerning the business, finances and properties of ETG that they may reasonably request. Each of Parent and the Company agrees not to contact any employees (other than the Key Employees and the aforementioned counsel, accountants, representatives and agents), personnel or customers without the prior approval of ETG, which approval will not be unreasonably withheld. Any information obtained pursuant to this Section 6.3 shall be held in strict confidence and shall be used solely in connection with the reason for which it was requested.

		6.4 CONSENTS. Each of the parties hereto will use its best efforts and shall fully cooperate with each other party to make promptly all registrations, filings and applications, give all notices and obtain all consents necessary for the consummation of the transactions contemplated by this Agreement and the Asset Purchase.

		6.5 FURTHER ASSURANCE. Subject to the terms and conditions hereof, the parties agree that after the Closing they will execute and deliver such documents to each other of the parties as any of such parties may reasonably request in order to consummate the transactions contemplated hereby and the Asset Purchase.

		6.6 NOTIFICATION OF CERTAIN MATTERS. The parties hereto each agree to give prompt notice to the other of (i) the occurrence, or failure to occur, of any event which occurrence or failure to occur is reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing, and
	(ii) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

		6.7 LITIGATION PRIOR TO EFFECTIVE TIME. Each party shall advise the other in writing promptly of the assertion, commencement or threat of any claim, litigation, proceeding or investigation that arises between the date hereof and the Closing where a restraining order, injunction, or preliminary injunction is sought or the amount claimed is in excess of $5,000 with respect to ETG and $50,000 with respect to each of Parent and the Company, in which the party is or may be made a party or by which its assets or the business of such party may be affected or which relates to or may affect the transactions contemplated hereby.

		6.8 SUPPLEMENTS TO SCHEDULES. Prior to the Closing, the parties hereto will supplement or amend the Schedules hereto with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Schedules.

		6.9 NO INCONSISTENT ACTIONS. Prior to the Effective Time, except as otherwise permitted by this Agreement, no party will enter into any transaction or make any agreement or commitment and will use reasonable efforts not to permit any event to occur, which could reasonably be anticipated to result in the imposition of any condition or requirement that would materially adversely affect the economic or business benefits to the Company of the transactions contemplated by this Agreement.

		6.10 OFFER OF EMPLOYMENT. Parent covenants that it will offer employment to the employees of ETG listed on Schedule 6.10 annexed hereto as of January 1, 1999, which offer shall be at the same level of base and monetary compensation paid by ETG immediately prior to the Closing as set forth on Schedule 6.10 annexed hereto and shall provide for other employee benefits that are substantially similar to those currently provided by Parent.

		6.11 OPTIONS. Parent shall, at the next regularly scheduled meeting of the Board of Directors, cause the issuance of options (the "Options") to purchase 80,000 shares of COSI Common Stock to the employees and in the amounts set forth on Schedule 6.11 annexed hereto. The Options shall be issued pursuant to Parent's 1992 Stock Option and Stock Appreciation Rights Plan. The Options shall be exercisable at the Closing Price of the COSI Common Stock at the Closing. For all such employees who have been employed by ETG for one
	(1) year or greater, Options shall vest in equal installments over a four year period with the first 20% vesting on the Closing. For all such employees who have been employed by ETG for less than one (1) year, such employees Options shall vest in equal installments over a four (4) year period with the first 20% vesting on the one (1) year anniversary of such employee's date of employment with ETG.

		6.12 TAX MATTERS. Any transfer, documentary, sales, use, stamp and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including, without limitation, any gain, transfer or similar Tax imposed by any state, municipal or local Governmental Authority), shall be paid one-half by ETG and one-half by Parent when due, and ETG will, prepare all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable Law, Parent will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation and the expenses related to such Tax Returns shall be paid one-half by ETG one-half by Parent.

		6.13 COSI COMMON STOCK. The shares of COSI Common Stock issued pursuant to this Agreement shall be fully paid and nonassessable.

		6.14 DISSOLUTION OF ETG. ETG shall not dissolve its corporate status in the State of New Jersey until the sooner to occur of (i) an agreement between ETG and Parent to permit such dissolution or (ii) the Consideration is paid in full.

		6.15 NAME OF THE COMPANY. The Company shall file a Certificate of Amendment to the Company's Certificate of Incorporation with the Secretary of State of the State of Delaware on or after the Closing Date which amendment shall change the name of the Company to "Enterprise Technology Group, Inc.", subject to the availability of the use of such name in the State of Delaware. The Company shall qualify to do business as a foreign corporation in the states that the Company deems it necessary and ETG agrees to execute any and all documents necessary to permit the Company to use such name in such states. ETG shall change its name no later than three (3) months after the Closing Date to a name which does not include "Enterprise Technology Group."

		6.16 INVESTOR AGREEMENTS. ETG shall use its best efforts to get each of the Stockholders to execute investor agreements in substantially the form set forth as Exhibit D.

		6.17 TAX NOTICES. The Company shall file the notices required by N.J.S.A. 54:11A-15 and N.J.S.A. 54:32B-22(c) with the New Jersey Division of Taxation as soon as reasonably practicable.


				ARTICLE   VII
				-------------

			CONDITIONS PRECEDENT TO PARENT
			 AND THE COMPANY'S OBLIGATIONS


		The obligations of Parent and the Company are subject to the satisfaction, at or before the Closing, of the conditions set out below. The benefit of these conditions is for each of Parent and the Company only and may be waived in writing by Parent and the Company at any time in their sole discretion.

		7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES OF ETG. The representations and warranties of ETG shall be true and correct as of the date when made and as of Closing except as may be noted in any amendment to the Schedules (the "Schedule Amendment") as though made at that time, and each of Parent and the Company shall have received certificates attesting thereto signed by duly authorized officers of ETG.

		7.2 PERFORMANCE BY ETG. ETG shall have performed, satisfied and complied in all material respects with all covenants and agreements required by this Agreement and each of Parent and the Company shall have received certificates attesting thereto signed by duly authorized officers of ETG.

		7.3 CONSENTS. ETG shall have obtained all Consents which are required for the consummation of the purchase, sale and transfer contemplated by this Agreement.

		7.4 CHANGES IN THE BUSINESS. Since the date of this Agreement, there shall have occurred no event which would have a Material Adverse Effect on ETG.

		7.5 ABSENCE OF LITIGATION. There shall not have been issued and be in effect any order of any court or tribunal of competent jurisdiction which (i) prohibits or makes illegal the transactions contemplated hereby, (ii) would require the divestiture by the Company of all or a material portion of the Assets or the Business as a result of the transactions contemplated hereby, or (iii) would impose limitations on the ability of the Company to effectively exercise full rights of ownership of the Assets, or of a material portion of the business as a result of the transactions contemplated hereby.

		7.6 COMPLIANCE WITH LAWS. ETG shall not be in violation of any Law, which such violation may have a Material Adverse Effect on ETG.

		7.7 STOCKHOLDER APPROVAL. The requisite approval of all stockholders of ETG.

		7.8  EMPLOYMENT AGREEMENTS.  The employees listed on
	Schedule 7.8 annexed hereto shall have executed non-competition and employment agreements with the Parent, in substantially the form annexed hereto as Exhibit A.

		7.9 NON-COMPETITION AGREEMENTS. ETG, Warren Ousley and Peter Miller shall have executed non-competition agreements with the Parent and the Company, in substantially the form annexed hereto as Exhibit B.

		7.10 ABSENCE OF FRAUD. Parent shall not have discovered any omissions or misstatements in the Schedules attached hereto or the Schedule Amendment or any fraud or circumstances which have not been disclosed that would have or would be reasonably likely to give rise to an indemnification event hereunder or have a Material Adverse Effect on the ability of the Company to continue to run the Business as previously conducted.

		7.11 PROCEEDINGS AND DOCUMENTS. All legal and corporate proceedings in connection with the Asset Purchase and transactions contemplated by this Agreement shall be in form and substance reasonably satisfactory to Parent and its counsel, and Parent shall have received all such counterpart originals or certified or other copies of such documents and proceeding in connection with such transactions as Parent reasonably request, in form and substance as to certification and otherwise reasonably satisfactory to Parent and its counsel.


				ARTICLE   VIII
				--------------

		   CONDITIONS PRECEDENT TO ETG'S OBLIGATIONS

		The obligations of ETG are subject to the satisfaction, at or before the Closing, of the conditions set out below. The benefit of these conditions is for ETG only and may be waived by ETG in writing at any time in its sole discretion.

		8.1  ACCURACY OF THE REPRESENTATIONS AND WARRANTIES OF EACH
		     OF PARENT AND THE COMPANY. The representations and warranties of Parent and the Company shall be true and correct as of the date when made and as of the Closing, as though made at that time, and ETG shall have received certificates attesting thereto signed by duly authorized officers of Parent and the Company, respectively.

		8.2 PERFORMANCE BY PARENT AND THE COMPANY. Parent and the Company shall have performed, satisfied and complied with all covenants and agreements required by this Agreement and ETG shall have received certificates of duly authorized officers of each of Parent and the Company to such effect.

		8.3 ABSENCE OF LITIGATION. There shall not have been issued and be in effect any Judgment or order of any court or tribunal of competent jurisdiction which makes the Asset Purchase illegal as a result of the transactions contemplated hereby.

		8.4 EMPLOYMENT AGREEMENTS. The Company shall have executed the non-competition and the employment agreements set forth in
	Section 7.8 hereof.

		8.5 REGISTRATION RIGHTS AGREEMENT. Parent shall have executed a registration rights agreement substantially in the form attached hereto as Exhibit C.

		8.6 ABSENCE OF FRAUD. ETG shall not have discovered any omissions or misstatements in the Schedules attached hereto or any fraud or circumstances which have not been disclosed that would or would be reasonably likely to give rise to an indemnification event hereunder or have a Material Adverse Effect on the Company or Parent.

		8.7 PROCEEDINGS AND DOCUMENTS. All legal and corporate proceedings in connection with the Asset Purchase and the transactions contemplated by this Agreement shall be in form and substance reasonably satisfactory to ETG and its counsel, and ETG shall have received all such counterpart originals or certified or other copies of such documents and proceeding in connection with such transactions as ETG reasonably requests, in form and substance as to certification and otherwise reasonably satisfactory to ETG and counsel to ETG.


				 ARTICLE   IX
				 ------------

			SURVIVAL OF REPRESENTATIONS AND
			  WARRANTIES; INDEMNIFICATION

		9.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. Except as otherwise specifically provided for herein, the representations, warranties, covenants and agreements of the parties hereto included or provided for herein, or in other instruments or agreements specifically delivered or to be delivered in accordance with this Agreement as modified by the Schedule Amendment, shall survive for a period ending one year after the due date for the payment of the Third Post-Closing Adjustment (if any). Notwithstanding the foregoing, (a) there shall be no limit on the survival of the indemnification obligations of the Stockholders specifically provided in Section 9.2(a)(iii), and (b) that to the extent any breach of a representation, warranty, covenant or agreement involves any loss, damage, liability or claim in each case relating to or for
	(i) Taxes as described in Section 9.3 ("Tax Liability"), (ii) ERISA, employee benefit plans or employee matters as described in Sections 4.14 and 4.15 ("Plan Liability"), the right to assert such claims and any indemnity obligation shall survive until the expiration of the applicable statute of limitations relating to such Tax Liability or Plan Liability, as the case may be (such period as provided in this Section 9.1 or as otherwise specifically provided elsewhere herein being referred to as the "Survival Period"); provided further, however, that if, prior to the expiration of the Survival Period, any party hereto shall have been notified of a claim for indemnity hereunder and such claim shall not have been finally resolved before the expiration of the Survival Period, any representation, warranty, covenant or agreement that is the basis for such claim with respect to such issue shall remain a basis for indemnity as to such claim until such claim is finally resolved. The respective representations and warranties contained herein shall not be deemed waived or otherwise affected by any investigation made by any party hereto or any amendment or supplement to the schedules or exhibits hereto occurring after the signing of this Agreement; provided that in the event any party discovers through investigation or otherwise, prior to the Closing, that any representation or warranty of the other party is not accurate, such party shall notify the other of such discovery.

		9.2  GENERAL INDEMNITY.

		     (a) ETG and the Principal Stockholders, jointly and severally, (except that liability as between the Principal Shareholders shall be severally and not jointly (with respect to (i), (ii), (iv) and (v) and (vi) as it relates to (i),
		(ii), (iv) and (v) of this Section 9.2(a)), and severally and jointly (with respect to (iii) and (vi) as it relates to (iii) of this Section 9.2(a))), agree to indemnify and hold harmless Parent, the Company and their respective stockholders, directors, officers, employees, Affiliates and agents and their respective successors and assigns against
		(i) any and all damage, loss, claim, expense, deficiency or cost resulting from the breach by ETG of any representation or warranty made by ETG hereunder for the periods provided in Section 9.1 except as such representations and warranties may have been modified as set forth on the Schedule Amendment prior to Closing; (ii) any and all damage, loss, claim, expense, deficiency or cost resulting from the failure to comply in any material respect with any covenant made by ETG hereunder (including the covenants set forth in Article 6 hereof); (iii) any and all damage, loss, claim, expense, deficiency or cost resulting from any of the Contracts listed on Schedule 9.2(a)(iii); (iv) any and all damage, loss, claim, expense, deficiency or cost relating to an Excluded Asset or Excluded Liability; (v) any liabilities incurred by the Company (other than Assumed Liabilities) as a result of the failure of the Company to receive revenue clearance from the New Jersey Division of Taxation prior to Closing; and (vi) any and all actions, suits, proceedings, demands, assessments, Judgments, costs, costs of collection and legal and other expenses incident to any of the foregoing. To the extent that a breach of a representation or warranty made by ETG occurred without the knowledge of ETG, neither ETG nor any Stockholder will have any liability for consequential damages for such breach.

		     (b) Each of Parent and the Company, jointly and severally, hereby covenants and agrees to indemnify and hold harmless ETG and its respective stockholders, directors, officers, employees, Affiliates and agents and their respective successors and assigns against (i) any and all damage, loss, claim, expense, deficiency or cost resulting from the breach by Parent or the Company of any representation or warranty made by Parent or the Company hereunder, (ii) any and all damage, loss, claim, expense, deficiency or cost resulting from the failure to comply in any material respect with any covenant made by Parent or the Company hereunder,
		(iii) any and all damage, loss, claim or cost relating to the Assets or any assets created by the Company after the Closing or Assumed Liabilities or any other liability arising after the Closing; and (iii) any and all actions, suits, proceedings, demands, assessments, Judgments, costs, costs of collection and legal and other expenses incident to any of the foregoing. To the extent that a breach of a representation or warranty made by Parent or the Company without the knowledge of Parent, neither Parent nor the Company will have any liability for consequential damages for such breach.

		     (c) The indemnification obligations of ETG and the Principal Stockholders pursuant to Sections 9.2(a)(i), (ii),
		(iv), (v), and (v) and (vi), as it relates to Sections 9.2(a)(i), (ii), (iv) and (v), shall be limited to the amount of Consideration. The indemnification obligations of ETG and the Principal Stockholders pursuant to the last sentence of Section 3.7 and Sections 9.2(a)(iii), and (vi) as it relates to Section 9.2(a)(iii), and Section 9.3 shall have no limitation.







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


		9.3 ERISA AND TAX INDEMNIFICATION. ETG and the Principal Stockholders shall be responsible, severally and jointly, for, and shall pay, or shall cause to be paid, and shall indemnify and hold the Parent and the Company and their respective Affiliates (the "Indemnified Parties") harmless against Plan Liability any and all Taxes imposed on any of the Indemnified Parties in respect of the income, business, property or operations of ETG and for any costs or expenses with respect to Taxes and Plan Liability indemnified hereunder.

		9.4  REIMBURSEMENT.

		     (a) Subject to Section 9.5, ETG and the Principal Stockholders jointly and severally (except that liability as between the Principal Stockholders shall be severally but not jointly), agree to reimburse Parent and the Company on demand for any payment made by Parent or the Company for any loss, damage, cost or expense suffered by Parent or the Company at any time after the date hereof in respect of any matter to which the indemnity referred to in the last sentence of
		Section 3.7, Section 9.2(a) or Section 9.3 relates.

		     (b) Subject to Section 10.5 hereof, each of Parent and the Company agree to reimburse ETG on demand for any payment made by ETG for any loss, damage, cost or expense suffered by ETG at any time after the date hereof in respect of any matter to which the indemnity referred to in Section 9.2(b) relates.

		9.5  CLAIMS.

		     (a) In the event that at any time a claim is made by any Person not a party to this Agreement with respect to any matter to which the indemnity provided for by the last sentence of Section 3.7, Section 9.2(a), or Section 9.3 relates, Parent or the Company, on not less than twenty (20) days' notice to ETG, Warren Ousley and Peter Miller, may make settlement of such claim and such settlement shall be binding upon them; provided, however, that ETG, Warren Ousley and Peter Miller shall have the option, to be exercised by notice to Parent and the Company within ten (10) days after such first mentioned notice shall have been given, to assume the contest and defense of such claim. If ETG, Warren Ousley and Peter Miller shall exercise such option, ETG, Warren Ousley and Peter Miller shall have control over such contest and defense and over the payment, settlement or compromise of such claim, and each of Parent and the Company agrees to cooperate fully with it and its attorneys with respect to such contest and defense. If ETG, Warren Ousley and Peter Miller shall not exercise such option, Parent or the Company may, but shall not be obligated to, assume the contest and defense of such claim. Any payment or settlement resulting from such contest, together with the total expenses thereof, including but not limited to attorneys' fees, shall be binding upon ETG, Warren Ousley and Peter Miller, Parent and the Company.

		     (b) In the event that at any time a claim is made by any Person not a party to this Agreement with respect to any matter to which the indemnity provided for by Section 9.2(b) relates, ETG, on not less than twenty (20) days' notice to each of Parent and the Company, may make settlement of, such claim and such settlement shall be binding upon each of Parent and the Company; provided, however, that each of Parent and the Company shall have the option, to be exercised by notice to ETG within ten (10) days after such first mentioned notice shall have been given, to assume the contest and defense of such claim. If either Parent or the Company shall exercise such option, Parent or the Company, as the case may be, shall have control over such contest and defense and over the payment, settlement or compromise of such claim, ETG agrees to cooperate fully with each of Parent and the Company and its attorneys with respect to such contest and defense.
		If either Parent or the Company shall not exercise such option, ETG may, but shall not be obligated to, assume the contest and defense of such claim and shall have control over such contest and defense and over the payment, settlement or compromise of such claim. Any payment or settlement resulting from such contest, together with the total expenses thereof, including but not limited to attorneys' fees, shall be binding upon ETG, Parent and the Company.

		9.6  NOTICE.

		     (a) Any claims for any loss, damage, cost or expense suffered by Parent or the Company at any time after the date hereof made with respect to any matter to which the indemnity referred to in the last sentence of Section 3.7, Section 9.2(a) and Section 9.3 relates shall be made in writing to each of ETG, Warren Ousley and Peter Miller within one (1) year of the discovery of such claim by Parent. In the event such notice is not made with respect to a claim pursuant to this Section 9.6(a), Parent shall waive its right to indemnification of such claim.

			(b) Any claims for any loss, damage, cost or expense suffered by ETG at any time after the date hereof made with respect to any matter to which the indemnity referred to in
		Section 9.2(b) relates shall be made in writing to Parent within one (1) year of the discovery of such claim by ETG and the Stockholders. In the event such notice is not made with respect to a claim pursuant to this Section 9.6(b), ETG shall waive its right to indemnification of such claim.

		9.7 RIGHT OF OFFSET. ETG acknowledges and agrees that Parent and the Company shall be entitled to offset any claims that it may have against ETG under this Article 9 against any and all amounts payable by Parent and the Company from time to time under this Agreement, including, but not limited to, the First Post-Closing Adjustment, the Second Post-Closing Adjustment (including the First Year Catch Up, if any) and the Third Post-Closing Adjustment (including the Cumulative Catch Up, if any), provided that Parent and the Company shall offset the cash portion of such payments prior to offsetting the stock portion of such payments.

				  ARTICLE   X
				  -----------

				  TERMINATION

		10.1 RIGHT TO TERMINATE. Notwithstanding anything to the contrary set forth in this Agreement, this Agreement may be terminated and the Asset Purchase abandoned at any time prior to the
	Closing:

		     (a)  by mutual consent of the parties hereto;

		     (b) by either Parent, the Company or ETG if a court of competent jurisdiction shall have issued a Judgment permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

		     (c) by ETG, if Parent or the Company (x) breaches its representations and warranties and fails to cure such breach within ten (10) days of written notice of such breach, or (y) fails to comply with any of its covenants or agreements contained herein;

		     (d) by Parent or the Company if ETG (x) breaches its representations and warranties and fails to cure such breach within ten (10) days of written notice of such breach, or (y) fails to comply with any of its covenants or agreements contained herein; or

		     (e) by either party giving written notice to the other if without fault on the terminating party's part, the Closing does not occur prior to January 31, 1999.

		10.2 OBLIGATIONS TO CEASE. In the event that this Agreement shall be terminated pursuant to Section 11.1 hereof, all obligations of the parties hereto under this Agreement shall terminate and there shall be no liability of any party hereto to any other party except for the obligations set forth in Section 12.1 hereof. Nothing herein will relieve any party from liability for any breach of this Agreement.


				 ARTICLE   XI
				 ------------

				 MISCELLANEOUS

		11.1 LEGAL AND ACCOUNTING EXPENSES. Except as otherwise provided in this Agreement, (a) Parent shall bear its own legal and accounting expenses, and any finder's fee, broker's or agent's commission or similar payments incurred by Parent and (b) ETG shall be responsible for the legal and accounting expenses, and any finder's fee, broker's or agent's commission or similar payment incurred by ETG in connection with the transactions contemplated by this Agreement.

		11.2 PUBLICITY. At all times from the date hereof to the Closing, the parties shall agree with each other as to timing and content prior to issuing any announcement, press release, public statement or other information to the press or any third party with respect to this Agreement or the transactions contemplated hereby; provided, however, that nothing hereby shall prohibit any party to this Agreement from making any public disclosure regarding this Agreement and the transactions contemplated hereby if, in the opinion of counsel to such party, such disclosure is required by Law or by valid judicial process.

		11.3 HEADINGS. Subject headings are included for convenience only and shall not affect the interpretation of any provisions of this Agreement.

		11.4 NOTICES. Any notice, demand, request, waiver, or other communication under this Agreement shall be in writing (including telecopier or facsimile or similar writing) and shall be deemed to have been duly given on the date of service if personally served or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid and addressed or on the date sent if sent by telecopier, to the parties at the following addresses or telecopier numbers (or at such other address or telecopier number for a party as shall be specified by like notice):

		     If to ETG to:

			Enterprise Technology Group, Incorporated
			1 Harmon Plaza
			Secaucus, New Jersey 07094
			Attention: Warren Ousley
			Fax No.: (201) 330-2834

		     If to the Principal Stockholders, at the addresses set forth on the signature pages annexed hereto.

		     in each case with a copy to:

			Goldberg, Kohn, Bell, Black, Rozenbloom & Moritz, Ltd. 55 East Monroe Street, Suite 3700
			Chicago, Illinois 60603
			Attention:  Gerald L. Jenkins, Esq.
			Fax No.: (312) 332-2196

		     If to Parent, to:

			Computer Outsourcing Services, Inc.
			2 Christie Heights Street
			Leonia, New Jersey  07605
			Attention:  President
			Fax No.:    (201) 840-7102

		     If to the Company, to:

			COSI Acquisition Corp.
			2 Christie Heights Street
			Leonia, New Jersey  07605
			Attention: Chief Financial Officer
			Fax No.:    (201) 840-7102

		     in each case with a copy to:

			Swidler Berlin Shereff Friedman, LLP
			919 Third Avenue
			New York, New York  10022
			Attention:  Charles I. Weissman, Esq.
			Fax No.:  (212) 758-9526

		11.5 ASSIGNMENT AND SUCCESSORS. None of the parties hereto shall assign any rights or delegate any duties hereunder without the prior written consent of the others.

		11.6 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of the parties.

		11.7 GOVERNING LAW; FORUM; PROCESS. This Agreement shall be construed in accordance with, and governed by, the laws of the State of New York without regard to principles of conflicts of law. Each of the parties hereto hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any court of the State of New Jersey or any federal court sitting in the State of New Jersey for purposes of any suit, action or other proceeding arising out of this Agreement (and agrees not to commence any action, suit or proceedings relating hereto except in such courts). Each of the parties hereto agrees that service of any process, summons, notice or document by U.S. registered mail at its address set forth herein shall be effective service of process for any action, suit or proceeding brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, which is brought by or against it, in the courts of the State of New Jersey or any federal court sitting in the State of New Jersey and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

		11.8 ENTIRE AGREEMENT. This Agreement, including the Exhibits and Schedules hereto, sets forth the entire understanding and agreement and supersedes any and all other understandings, negotiations or agreements among the parties hereto relating to the sale and purchase of the Assets.

		11.9 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute a single agreement.

		11.10 SEVERABILITY. In the event that any one or more of the immaterial provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable the same shall not affect any other provision of this Agreement, but this Agreement shall be construed in a manner which, as nearly as possible, reflects the original intent of the parties.

		11.11 NO PREJUDICE. This Agreement has been jointly prepared by the parties hereto and the terms hereof shall not be construed in favor of or against any party on account of its participation in such preparation.

		11.12 PARTIES IN INTEREST. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give to any Person (including the employees of ETG) other than the parties hereto any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

		11.13 AMENDMENT AND MODIFICATION. This Agreement may be amended or modified only by written agreement executed by all parties hereto.

		11.14 WAIVER. At any time prior to the Closing, each of the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of any other party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party granting such waiver but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or future failure..

		     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.


				COMPUTER OUTSOURCING SERVICES, INC.


				By:/s/ Robert Wallach
				   -------------------------------
				      Robert Wallach, President


				COSI ACQUISITION CORP.


				By:/s/ Robert Wallach
				   -------------------------------
				      Robert Wallach, President


				ENTERPRISE TECHNOLOGY GROUP,
				INCORPORATED


				By:/s/ Warren Ousley
				   -------------------------------
				      Warren Ousley, President


				Agreed and Acknowledged with
				respect to Article 10:


				/s/ Warren Ousley
				----------------------------------
				Warren Ousley
				Address:


				/s/ Peter Miller
				----------------------------------
				Peter Miller
				Address: